Exhibit 10.22

EXECUTION COPY

AGREEMENT AND PLAN OF REORGANIZATION

BY AND BETWEEN

INDEPENDENT BANK GROUP, INC.

MCKINNEY, TEXAS

AND

THE COMMUNITY GROUP, INC.

HIGHLAND VILLAGE, TEXAS

Dated as of July 2, 2012

EXHIBITS

EXHIBIT A:	Agreement and Plan of Merger
EXHIBIT B:	Joinder to Shareholder Agreements
EXHIBIT C:	Warrant Holder Agreement
EXHIBIT D:	Election Form
EXHIBIT E:	Stock Option Termination Agreement
EXHIBIT F:	Voting Agreement

v

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made and entered into as of the 2nd day of July, 2012, by and between INDEPENDENT BANK GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), and THE COMMUNITY GROUP, INC., a Texas corporation and registered bank holding company with its principal offices in Highland Village, Texas (“CGI”).

WITNESSETH:

WHEREAS, CGI owns all of the capital stock of United Community Bank, N.A., with its principal offices in Highland Village, Texas (“UCB”);

WHEREAS, IBG desires to acquire all of the shares of the CGI common stock (the “CGI Stock”), issued and outstanding immediately prior to the Closing Date (as defined in Section 2.01), and all of the warrants to acquire CGI Stock (collectively, the “CGI Warrants”) outstanding and unexercised immediately prior to the Closing Date, through the merger (the “Merger”) of IBG ACQUISITION CORPORATION, a Texas corporation and wholly owned subsidiary of IBG (“Newco”) with and into CGI, with CGI continuing as the corporation surviving the Merger, pursuant to which holders of CGI Stock and the holders of the CGI Warrants will be entitled to receive cash or shares of common stock of IBG (the “IBG Stock”) as provided for herein. For purposes of this Agreement, unless otherwise indicated, all references to shares of CGI Stock and CGI Warrants shall mean the shares of CGI Stock that are issued and outstanding, and the CGI Warrants that are outstanding and unexercised, respectively, immediately prior to the Effective Time;

WHEREAS, IBG and CGI believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of IBG and CGI and their respective shareholders;

WHEREAS, subsequent to the Merger, IBG will effect the merger of CGI into IBG, with IBG continuing as the surviving corporation (the “Subsequent Merger”), and the merger of UCB with and into Independent Bank, McKinney, Texas, a Texas banking association and a wholly-owned subsidiary of IBG (“Independent Bank”), with Independent Bank continuing as the surviving bank (the “Bank Merger”);

WHEREAS, to induce IBG to enter into this Agreement, certain shareholders of CGI have agreed to execute and deliver to IBG a Voting Agreement pursuant to which these shareholders agree to vote their shares of CGI Stock in favor of the Merger;

WHEREAS, IBG and CGI desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

WHEREAS, the respective boards of directors of IBG and CGI have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties hereby agree as follows:

ARTICLE I

ACQUISITION OF CGI BY IBG

Section 1.01. Merger of CGI with and into Newco. Subject to the terms and conditions of this Agreement and the Agreement and Plan of Merger to be entered into between CGI and Newco (the “Merger Agreement”) in the form attached hereto as Exhibit “A”, Newco will merge with and into CGI pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code (the “TBOC”).

Section 1.02. Effects of the Merger. CGI shall continue as the corporation resulting from the Merger (the “Resulting Corporation”), and the Merger shall otherwise have the effects set forth in Section 10.008 of the TBOC and as set forth in the Merger Agreement.

Section 1.03. Certificate of Formation and Bylaws. The Certificate of Formation and Bylaws of the Resulting Corporation shall be as set forth in the Merger Agreement.

Section 1.04. Directors and Officers. The directors and officers of the Resulting Corporation shall be as set forth in the Merger Agreement.

Section 1.05. Merger Consideration. At the Effective Time (as defined in Section 1.09) by virtue of this Agreement and without any further action on the part of any holder:

A. Any shares of CGI Stock that are owned by CGI (other than as a fiduciary) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

B. Each share of CGI Stock underlying each CGI Warrant shall be converted into the right to receive from IBG $0.40 in cash or shares of IBG Stock as set forth below (the “Per Share Warrant Holder Consideration”).

C. Each share of CGI Stock shall be converted into the right to receive from IBG $0.90 in cash or shares of IBG Stock as set forth below (the “Per Share Shareholder Consideration”).

D. Each CGI Eligible Holder (as defined below) may elect to receive his Per Share Warrant Holder Consideration and Per Share Shareholder Consideration in the form of:

(1) all cash on the basis of (i) $0.40 for each share of CGI Stock underlying each CGI Warrant (the “Per Warrant Cash Contribution”) and (ii) $0.90 for each share of CGI Stock (the “Per Share Cash Consideration”).

(2) all shares of IBG Stock on the basis of (i) 0.0062 share of IBG Stock for each share of CGI Stock underlying each CGI Warrant (the “Per Warrant Stock Consideration”), and (ii) 0.0138 share of IBG Stock for each share of CGI Stock (the “Per Share Stock Consideration”).

(3) Nothwithstanding the foregoing provisions of this Section 1.05(D):

(i) IBG shall not be required to issue shares of IBG Stock to more than ten (10) new shareholders (as calculated in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”)); and

(ii) no fractional shares of IBG Stock shall be issued, and the number of shares of IBG Stock to which a CGI Eligible Holder is entitled to receive shall be rounded up or down, as appropriate, to the next whole number of shares.

(4) For purposes of this Agreement, “CGI Eligible Holder” shall mean a holder of CGI Stock and CGI Warrants who (i) is eligible to be a shareholder of an electing small business corporation under Subchapter S of the Code, (ii) has signed and delivered to IBG a Joinder to Shareholder Agreements in the form of Exhibit “B” attached hereto (the “Shareholder Agreements”), (iii) is an “accredited investor” as defined by federal securities laws, (iv) has signed and delivered to IBG a Warrant Holder Agreement in the form attached hereto as Exhibit “C” (the “Warrant Holder Agreement”) on or before July 31, 2012 (the “Election Date”); and (v) who have the right to receive total consideration of $150,000 or more (in cash) for their shares of CGI Stock and CGI Warrants. Schedule 1.05 sets forth a list of persons who CGI reasonably believes would be CGI Eligible Holders (provided that they sign and deliver the Shareholders Agreement and Warrant Holder Agreement) as of the date of this Agreement, together with the number of shares of CGI Stock and CGI Warrants owned by each such person.

(5) Each CGI Eligible Holder shall indicate the form in which such holder desires to receive their Per Share Warrant Holder Consideration and Per Share Shareholder Consideration, in an election form, the form of which is attached hereto as Exhibit “D” (the “Election Form”). The CGI Eligible Holders shall return the completed signed Election Form to IBG on or before the Election Date.

(6) Each share of CGI Stock underlying the CGI Warrants and each share of CGI Stock owned by (i) a person or entity other than a CGI Eligible Holder, or (ii) a CGI Eligible Holder who fails to return a completed and signed Election Form to IBG by the Election Date (each of such persons described in the preceding clauses (i) and (ii) are referred to as a “CGI Other Holder”), shall be converted into the right to receive the Per Warrant Cash Consideration and the Per Share Cash Consideration as applicable.

(7) CGI will work with the CGI Eligible Holders to arrange for the total number of CGI Eligible Holders who elect to receive their Merger Consideration in the form of IBG Stock (an “Electing CGI Eligible Holder”) to be ten (10) or less. If the total number of Electing CGI Eligible Holders is greater than ten (10), then the right to receive the Per Warrant Stock Consideration and the Per Share Stock Consideration shall be allocated from the largest CGI Eligible Holder who has tendered an Election Form to the smallest CGI Eligible Holder, such that the Electing CGI Eligible Holders who are the ten (10) largest CHI Eligible Holders who have tendered Election Forms shall be entitled to receive the Per Warrant Stock Consideration and the Per Share Stock Consideration (such Electing CGI Eligible Holder is hereinafter referred to as an “Accepted CGI Eligible Holder”). All Electing CGI Eligible Holders who are not among the ten (10) largest CGI Eligible Holders to have tendered Election Forms shall be deemed to be a CGI Other Holder.

E. Subject only to dissenter’s rights under Subchapter H of Chapter 10 of the TBOC, all shares of CGI Stock and all of the CGI Warrants shall no longer be outstanding and shall be cancelled and retired and all rights with respect thereto shall cease to exist, and each holder of CGI Stock or CGI Warrants shall cease to have any rights with respect thereto, except the right to receive the consideration provided for in this Section 1.05.

F. If the CGI Tangible Equity (as defined below) is greater than $7,050,000 as of the last day of the month preceding the Closing Date (as defined herein) (the “Calculation Date”), then on the day prior to the Closing Date, CGI may, or may cause UCB to, distribute an aggregate amount equal to the difference between (i) the actual CGI Tangible Equity on the Calculation Date, less (ii) $7,050,000, to the holders of CGI Stock, the holders of CGI Warrants, officers, directors or employees of CGI or UCB, or other persons or entities as CGI determines in its sole discretion. Any such distribution is hereinafter referred to as the “Section 1.05(F) Distribution”. For purposes of this Agreement, “CGI Tangible Equity” shall mean the consolidated tangible stockholders’ equity of CGI as determined from CGI’s financial statements in accordance with generally accepted accounting principles, consistently applied, without giving effect to any capital received by CGI upon the exercise of CGI Warrants prior to the Calculation Date, if any, and excluding any unrealized gains or losses on available for sale securities (the “AFS Securities”). All costs and expenses of CGI or UCB related to the transactions contemplated by this Agreement, including without limitation, investment banking fees, legal fees, accounting fees, and director, officer, or employee bonuses or payments shall have been paid or accrued for prior to the Calculation Date and shall be included in the calculation of CGI Tangible Equity. The calculation of CGI Tangible Equity shall include accruals for all margin, franchise, ad valorem, and other tax owed by CGI and/or UCB on a pro rated basis for the period ending on the Closing Date. CGI shall, at least five business days prior to the Closing Date, provide IBG with a calculation of the CGI Tangible Equity. If IBG disagrees with such calculation of CGI Tangible Equity, CGI and IBG shall meet to resolve any such disagreement. If CGI and IBG cannot resolve any such disagreement, then an accounting firm mutually agreed to by IBG and CGI shall resolve any such disagreement which resolution shall be final and binding upon CGI and IBG.

Section 1.06. Treatment of Newco Stock. Each share of Newco Stock (as defined in Section 4.05) issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be converted into a like number of shares of the Resulting Corporation with the effect that the aggregate number of shares of common stock of the Resulting Corporation outstanding after the Effective Time shall be equal to the aggregate number of shares of Newco Stock outstanding immediately before the Effective Time, all of which shall continue to be owned by IBG. The authorized number of shares of common stock of the Resulting Corporation shall be the same as the authorized number of shares of Newco Stock immediately prior to the Effective Time.

Section 1.07. Dissenting Shareholders. Notwithstanding anything in this Agreement to the contrary, shares of CGI Stock that are held by shareholders of CGI who have complied with the terms and provisions of Subchapter H of Chapter 10 of the TBOC (each a “Dissenting Shareholder”) shall be entitled to those rights and remedies set forth in Subchapter H of Chapter 10 of the TBOC; provided, however, in the event that a shareholder of CGI fails to perfect, withdraws or otherwise loses any such right or remedy granted by the Subchapter H of Chapter 10 of the TBOC, each share of CGI Stock held by such shareholder shall be converted into and represent only the right to receive the consideration as specified in Section 1.05.

Section 1.08. Exchange of Certificates.

A. At least fifteen (15) days prior to the Closing Date (unless IBG and CGI shall mutually agree in writing to a later date), CGI shall mail or cause to be mailed to each holder of record of (i) one or more certificates which provide for the shares of CGI Stock (the “Certificates”) and (ii) one or more warrant agreements representing CGI Warrants (the “Warrant Agreements”) the following: (i) a letter of transmittal (which shall specify that delivery of the Certificates and Warrant Agreement shall be effected, and risk of loss and title to the Certificates and Warrant Agreements shall pass, only upon receipt of the Certificates and Warrant Agreements by IBG) and (ii) instructions for use in effecting the surrender of the Certificates and Warrant Agreements (collectively, the “Transmittal Documents”). The Transmittal Documents shall be addressed to the most current address, according to the books and records of CGI, of each holder of record of Certificate(s) and Warrant Agreements.

B. If a holder of Certificates and Warrant Agreements surrenders such Certificates and Warrant Agreements and a properly executed letter of transmittal to IBG, as paying agent, at least two (2) business days prior to the Closing Date, then, on the Closing Date, IBG will deliver to such holder of Certificates and Warrant Agreements the aggregate Per Share Warrant Holder Consideration with respect to the Warrant Agreement, and the Per Share Shareholder Consideration with respect to the Certificates, that such holder is entitled to receive in connection with the Closing pursuant to Section 1.05. If a holder of Certificates and Warrant Agreements surrenders such Certificates and Warrant Agreements and a properly executed letter of transmittal to IBG, as paying agent, at any time after two (2) business days prior to the Closing Date, then IBG will promptly, but in no event later than two (2) business days following receipt of such Certificates and Warrant Agreements and letter of transmittal, deliver to such holder of Certificates and Warrant Agreements the aggregate Per Share Warrant Holder Consideration with respect to the Warrant Agreements, and the Per Share Shareholder Consideration with respect to the Certificates, which such holder is entitled to receive in connection with the Closing pursuant to Section 1.05.

C. At or following the Closing, as applicable, pursuant to the exchange procedures set forth in Section 1.08(B), IBG shall deliver the consideration payable pursuant to Section 1.05 as follows:

(1) To each Accepted CGI Eligible Holder, a number of shares of IBG Stock equal to the sum of (a) the product of (i) the Per Warrant Stock Consideration, multiplied by (ii) the number of shares of CGI Stock underlying the CGI Warrants provided for in the Warrant Agreements surrendered by such Accepted CGI Eligible Holder, plus (b) the product of (i) the Per Share Stock Consideration, multiplied by (ii) the number of shares of CGI Stock represented by the Certificates surrendered by such Accepted CGI Eligible Holder.

(2) To each CGI Other Holder, an amount of cash equal to the sum of (a) the product of (i) the Per Warrant Cash Consideration, multiplied by (ii) the number of shares of CGI Stock underlying the CGI Warrants provided for in the Warrant Agreements surrendered by such CGI Other Holder, plus (ii) the product of (i) the Per Share Cash Consideration, multiplied by (ii) the number of shares of CGI Stock represented by the Certificates surrendered by such CGI Other Holder.

D. In the event that any Certificate or Warrant Agreement shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Warrant Agreement to be lost, stolen or destroyed and, if required by IBG, the posting by such person of a bond in such amount as IBG may reasonably determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate or Warrant Agreement, to IBG, as the paying agent, shall deliver in exchange for such lost, stolen or destroyed Certificate, the aggregate Per Share Shareholder Consideration payable with respect to such Certificate, or the aggregate Per Share Warrant Holder Consideration with respect to such Warrant Agreement, as applicable.

E. Until the holder of Certificates surrenders such Certificates and a properly executed letter of transmittal to IBG, such holder shall not be entitled to receive the Per Share Shareholder Consideration payable with respect to such Certificate. No interest will be paid on the Per Share Shareholder Consideration payable with respect to such Certificate. Until the holder of Warrant Agreements surrenders such Warrant Agreements and a properly executed letter of transmittal to IBG, such holder shall not be entitled to receive the Per Share Warrant Holder Consideration payable with respect to such Warrant Agreements. No interest will be paid on the Per Share Warrant Holder Consideration payable with respect to such Warrant Agreement.

F. After the Effective Time, there shall be no further registrations or transfers of Certificates on the stock transfer records of CGI.

G. Notwithstanding the foregoing, none of IBG, CGI or the paying agent shall be liable to any holder of CGI Stock or CGI Warrants for any amount delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Section 1.09. Effective Time. The “Effective Time” as that term is used in this Agreement means the effective time of the Merger as specified in the Certificate of Merger filed with and certified by the Secretary of State of Texas. The Certificate of Merger shall be filed as soon as practicable after the Closing Date.

Section 1.10. Subsequent Merger. Promptly after the Effective Time, and in any event within three (3) business days, IBG shall cause the Subsequent Merger to be consummated.

ARTICLE II

THE CLOSING AND THE CLOSING DATE

Section 2.01. Time and Place of the Closing and Closing Date. The transactions contemplated under this Agreement shall be consummated on a date mutually agreeable to IBG and CGI that is within ten (10) days after the receipt of all necessary regulatory, corporate and other approvals, and the expiration of all associated mandatory waiting periods (“Closing Date”). On the Closing Date, a meeting (the “Closing”) will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in ARTICLE VII and ARTICLE VIII have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement.

The Closing shall take place at 10:00 a.m., local time at Independent Bank on the Closing Date, or at such other time and place to which IBG and CGI may agree.

Section 2.02. Actions to be Taken at the Closing by CGI. At the Closing, CGI shall execute and acknowledge (where appropriate) and deliver to IBG such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to IBG’s obligations to close hereunder):

A. A certificate, dated as of the Closing Date, duly executed by the Secretary of CGI, acting solely in his capacity as an officer of CGI, pursuant to which CGI shall certify (i) the due adoption by the Board of Directors of CGI (the “CGI Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement, the Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby; (ii) the approval by the shareholders of CGI of this Agreement, the Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger; (iii) the incumbency and true signatures of those officers of CGI duly authorized to act on its behalf in connection with the execution and delivery of this Agreement, the Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of CGI; and (iv) a true and correct list of the holders of CGI Stock and CGI Warrants as of the Closing Date;

B. A certificate, dated as of the Closing Date, duly executed by the Secretary of UCB, acting solely in his capacity as an officer of UCB, pursuant to which UCB shall certify (i) the due adoption by the Board of Directors of UCB (the “UCB Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of a merger agreement providing for the Bank Merger (the “Bank Merger Agreement”) and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (ii) the approval by CGI as the sole shareholder of UCB of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (iii) the incumbency and true signatures of those officers of UCB duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the taking of all actions contemplated hereby and thereby on behalf of UCB; and (iv) a true and correct list of the shareholder of UCB;

C. A certificate duly executed by the President of CGI, acting solely in his capacity as an officer of CGI, dated as of the Closing Date, pursuant to which CGI shall certify, that (i) all of the representations and warranties made in Article III of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date, (ii) CGI has performed and complied in all material respects with all of its obligations and agreements required to be performed on or before the Closing Date under this Agreement, and (iii) there has been no Material Adverse Change (as defined in Section 11.10(G)) with respect to CGI or UCB since December 31, 2011;

D. Evidence reasonably satisfactory to IBG that, as of the Effective Time, (i) all CGI Employee Plans (as defined in Section 3.29) required to be terminated by IBG prior to the Closing have been terminated in accordance with the terms of such Employee Plans, the Code, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all other applicable laws and regulations and that all affected participants have been notified of such terminations; and that (ii) all outstanding options, agreements, warrants (other than CGI Warrants), or other commitment of any kind or character obligating CGI to (x) purchase shares of CGI Stock, or (y) issue shares of CGI Stock, (collectively, the “CGI Stock Obligations”), have been terminated, satisfied or discharged;

E. All consents and approvals required to be obtained by CGI from third parties to consummate the transactions contemplated by this Agreement, including those listed on Schedule 3.09;

F. Supplemental disclosure schedules reflecting any material changes to the representations of CGI in ARTICLE III between the date of this Agreement and the Closing Date;

G. The Releases (as defined in Section 5.17), signed by the directors and executive officers of CGI and UCB;

H. The Support Agreements (as defined in Section 5.19) signed by the directors of CGI and UCB;

I. Executed agreements, certificates of merger, certificates, and other documents to evidence and facilitate the Subsequent Merger and the Bank Merger;

J. All other documents required to be delivered to IBG by CGI under the provisions of this Agreement and all other documents, certificates and instruments as are consistent with the intent of this Agreement and reasonably requested by IBG or its counsel.

Section 2.03. Actions to be Taken at the Closing by IBG. At the Closing, IBG shall execute and acknowledge (where appropriate) and deliver to CGI such documents and certificates necessary to carry out the terms and provisions of this Agreement, including the following (all of such actions constituting conditions precedent to CGI’s obligations to close hereunder):

A. A certificate, dated as of the Closing Date, executed by the Secretary of IBG, acting solely in her capacity as an officer of IBG, pursuant to which IBG shall certify (i) the due adoption by the Board of Directors of IBG (the “IBG Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement, the Merger Agreement, a merger agreement providing for the Subsequent Merger (the “Subsequent Merger Agreement”), and the other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger and the Subsequent Merger; and (ii) the incumbency and true signatures of those officers of IBG duly authorized to act on its behalf in connection with the execution and delivery of this Agreement, the Merger Agreement, the Subsequent Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby on behalf of IBG;

B. A certificate, dated as of the Closing Date, duly executed by the Secretary of Independent Bank, acting solely in her capacity as an officer of Independent Bank, pursuant to which Independent Bank shall certify (i) the due adoption by the Board of Directors of Independent Bank (the “Independent Bank Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby; (ii) the approval by IBG as the sole shareholder of Independent Bank of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Bank Merger; (iii) the incumbency and true signatures of those officers of Independent Bank duly authorized to act on its behalf in connection with the execution and delivery of the Bank Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, on behalf of Independent Bank; and (iv) a true and correct list of the shareholder of Independent Bank as of the Closing Date;

C. A certificate, dated as of the Closing Date, executed by the Secretary of Newco, acting solely in her capacity as an officer of Newco, pursuant to which Newco shall certify (i) the due adoption by the Board of Directors of Newco (the “Newco Board”) of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement, the Subsequent Merger Agreement and the other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby; (ii) the approval by IBG as the sole shareholder of Newco of the Merger Agreement, the Subsequent Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby, including the Merger and the Subsequent Merger; and (iii) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the execution and delivery of the Merger Agreement, the Subsequent Merger Agreement and any other agreements and documents contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby on behalf of Newco;

D. A certificate, dated as of the Closing Date, duly executed by the Chairman of the Board of IBG, acting solely in his capacity as an officer of IBG, pursuant to which IBG shall certify that (i) all of the representations and warranties made in Article IV of this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on such date and (ii) IBG has performed and complied in all material respects with all of its obligations and agreements required to be performed on or before the Closing Date under this Agreement;

E. All consents and approvals required to be obtained by IBG from third parties to consummate the transactions contemplated by this Agreement, including those listed on Schedule 4.07;

F. Supplemental disclosure schedules reflecting any material changes to the representations of IBG in Article IV between the date of this Agreement and the Closing Date;

G. Executed agreements, certificates of merger, certificates, and other documents to evidence and facilitate the Subsequent Merger and the Bank Merger; and

H. All other documents required to be delivered to CGI by IBG under the provisions of this Agreement and all other documents, certificates and instruments as are consistent with the terms of this Agreement and reasonably requested by CGI or its counsel.

Section 2.04. Further Assurances. At any time and from time to time within twelve months after the Closing, at the reasonable request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In the event that, at any time after the Closing any further commercially reasonable action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such commercially reasonable actions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CGI

CGI hereby makes the following representations and warranties to IBG. CGI agrees to provide to IBG at the Closing supplemental disclosure schedules (the “Schedules”) reflecting any material changes to the representations and warranties set forth herein between the date of this Agreement and the Closing Date. The disclosure of a matter on any Schedule shall constitute disclosure for purposes of all Schedules required by this Agreement.

Section 3.01. Organization and Ownership.

A. CGI is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. CGI is a corporation duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. CGI has all requisite corporate power and authority to own UCB as now owned, and to enter into and carry out its obligations under this Agreement and the Merger Agreement. True and complete copies of the Articles of Incorporation and Bylaws of CGI, as amended to date, have been delivered to IBG.

B. Schedule 3.01B contains a true and correct list of the holders of CGI Stock and CGI Warrants as of the date of this Agreement and, except as set forth in Schedule 3.01B, no other person or entity has any equity or other interest in CGI. True and correct copies of (i) all offering materials, as amended and supplemented, distributed by CGI since January 1, 2009, and (ii) the agreements and other documents providing for the CGI Warrants have been delivered to IBG. CGI is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of UCB, free and clear of all liens, security interests, and encumbrances of every kind or character, and no other person or entity has any equity or other interest in UCB. CGI does not, directly or indirectly, own or control any Affiliate (as defined in Section 11.10) or Subsidiary (as defined in Section 11.10), other than UCB and Community Group Statutory Trust I (the “Trust”). CGI has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by CGI has not been conducted through any other direct or indirect Subsidiary or Affiliate of CGI other than UCB and the Trust.

Section 3.02. Execution and Delivery. CGI has full corporate power and authority to execute and deliver this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreement, and (provided the required regulatory and shareholder approvals are obtained) the consummation of the transactions contemplated hereby and thereby, have been duly and validly approved by the CGI Board. Other than approval by the requisite vote of the shareholders of CGI, no other corporate proceedings or approvals are necessary on the part of CGI to approve this Agreement or the Merger Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement, the Merger Agreement, and the other agreements and documents contemplated hereby and thereby, have been or at Closing will be duly executed by CGI and each such agreement or document constitutes or at Closing will constitute a legal, valid and binding obligation of CGI, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 3.03. CGI Capitalization. The authorized capital stock of CGI consists of 35,000,000 shares of common stock, $0.01 par value per share, of which 13,675,469 shares of CGI Stock are issued and outstanding as of the date of this Agreement. All offerings by CGI to issue shares of its capital stock have terminated. All of such issued shares are validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.03, there are no (A) other outstanding equity securities of any kind or character, or (B) outstanding subscriptions, options, convertible securities, rights, warrants (other than the CGI Warrants), calls or other agreements or commitments of any kind issued or granted by, or binding upon, CGI to purchase or otherwise acquire any security of or equity interest in CGI, obligating CGI to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. Except as set forth in Schedule 3.03, there are no outstanding contractual obligations of CGI to vote or dispose of any shares of CGI Stock and there are no shareholder agreements, voting trusts or similar agreements relating to the CGI Stock. All of the issued and outstanding shares of the CGI Stock, and rights to acquire shares of CGI Stock pursuant to the CGI Warrants, have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of the CGI Stock, and rights to acquire shares of CGI Stock pursuant to the CGI Warrants, have been issued in material compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. Except as set forth in Schedule 3.03, there are no restrictions applicable to the payment of dividends on the shares of the CGI Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

Section 3.04. UCB.

A. UCB is a national banking association, duly organized, validly existing and in good standing under the laws of the United States. UCB has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of UCB, as amended to date, have been delivered to IBG. UCB is an insured bank as defined in the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”). The nature of the business of UCB does not require it to be qualified to do business in any jurisdiction other than the State of Texas. UCB has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by UCB has not been conducted through any other direct or indirect Subsidiary or Affiliate of UCB.

B. The authorized capital stock of UCB consists of 1,000,000 shares of common stock, $5.00 par value per share, of which 400,000 shares are issued and outstanding as of the date of this Agreement. CGI is in possession of all certificates evidencing all of the shares of capital stock of UCB. All of the outstanding shares of capital stock or other securities evidencing ownership of UCB are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person and have been issued in material compliance with applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of the capital stock of UCB, except as set forth in Schedule 3.04B or otherwise pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement on such capital stock have been paid. There are no (A) other outstanding equity securities of any kind or character, or (B) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating UCB to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of UCB. There are no outstanding contractual obligations of UCB to vote or dispose of any shares of capital stock of UCB. There are no shareholder agreements, voting trusts or similar agreements relating to the capital stock of UCB.

Section 3.05. No Violation. Except as set forth in Schedule 3.05, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by CGI or UCB with any of the terms or provisions hereof (provided the required regulatory and shareholder approvals are obtained) will (i) violate any provision of the charters, articles, certificates or bylaws of CGI or UCB; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CGI or UCB or any of their Properties (as defined in Section 11.10) or assets; (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any lien upon any of the respective Properties or assets of CGI or UCB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any material license, lease, agreement, contract or other instrument or obligation to which CGI or UCB is a party, or by which CGI or UCB or any of their respective Properties, assets or business activities may be bound or subject.

Section 3.06. Compliance with Laws, Permits and Instruments. CGI and UCB, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses. Except as set forth in Schedule 3.06, CGI and UCB are in compliance with all applicable laws, statutes, orders, rules, regulations and policies of any Government Authority (as defined in Section 11.10), except where the failure, whether individually or in the aggregate, to be so in compliance could not reasonably be expected to cause a Material Adverse Change.

Section 3.07. Financial Statements.

A. CGI has made available to IBG copies of the audited financial statements of CGI as of and for the years ended December 31, 2011 and December 31, 2010 (together, the “CGI Financial Statements”) and CGI’s FR Y-6, FR Y-9c and FR Y–9Lp reports filed during 2012 and 2011 (together, the “CGI Regulatory Reports”). Each of the CGI Financial Statements (including, in each case, any related notes), was prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements) and fairly presented, in all material respects, the financial position of CGI at the dates and for the periods indicated. Each of the CGI Regulatory Reports fairly presents, in all material respects, the financial position of CGI and the result of its operations at the date and for the periods indicated in conformity with the instructions for the preparation of CGI Regulatory Reports as promulgated by applicable regulatory authorities.

B. CGI has made available to IBG true and complete copies of the Reports of Condition and Income for UCB filed during 2012 and 2011 (“UCB Call Reports”). Each of the UCB Call Reports fairly presents, in all material respects, the financial position of UCB and the results of its operations at the dates and for the periods indicated in conformity, in all material respects, with the instructions for the preparation of UCB Call Reports as promulgated by applicable regulatory authorities. The UCB Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business. UCB has calculated its allowance for loan losses in accordance with GAAP and, to the extent applicable, regulatory accounting principles (“RAP”) as applied to national banking associations and in accordance with all applicable rules and regulations. The allowance for loan losses account for UCB is, and as of the Closing Date shall be, adequate in all material respects to provide for all losses on the loans and other real estate owned by UCB.

Section 3.08. Litigation. Except as disclosed in Schedule 3.08, neither CGI nor UCB is a party to any, and there are no pending or, to the Best Knowledge (as defined in Section 11.10) of CGI, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CGI or UCB which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, nor, to the Best Knowledge of CGI, is there any reasonable basis for any proceeding, claim or action against CGI or UCB that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. There is no injunction, order, judgment or decree imposed upon CGI or UCB or the assets or Property of CGI or UCB that has resulted in, or is reasonably likely to result in, a Material Adverse Change.

Section 3.09. Consents and Approvals. The CGI Board (at a meeting duly called and held) has resolved or will resolve to (i) call a special meeting of shareholders for the purpose of approving and adopting the Merger and this Agreement, and (ii) recommend to the CGI shareholders the approval and adoption of the Merger and this Agreement. Except for the approvals set forth in Schedule 3.09, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required on the part of CGI in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, or the consummation by CGI of the transactions contemplated hereby or thereby.

Section 3.10. Undisclosed Liabilities. CGI and UCB have no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any Employee Plan or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the CGI Financial Statements or the UCB Call Reports, except (A) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since December 31, 2011, (B) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (C) liabilities, obligations and expenses as disclosed on Schedule 3.10.

Section 3.11. Title to Tangible Assets. True and complete copies of all existing deeds, leases and title insurance policies for all Properties and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which each such Property is subject have been made available to IBG. CGI and UCB have good and indefeasible title to, or valid leasehold interest in, all of their respective tangible assets and Properties including all material personal properties reflected in the CGI Financial Statements and the UCB Call Reports or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Schedule 3.11, (B) as noted in the CGI Financial Statements and the UCB Call Reports, (C) statutory liens not yet delinquent, (D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, and (G) those assets and Properties disposed of for fair value in the ordinary course of business since December 31, 2011.

Section 3.12. Absence of Certain Changes or Events. Except as disclosed on Schedule 3.12, since December 31, 2011, each of CGI and UCB has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and materially consistent with past practices:

A. Incurred any obligation or liability, whether absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken, federal funds purchased, and current liabilities for trade or business obligations ), none of which, individually or in the aggregate, result in a Material Adverse Change;

B. Discharged or satisfied any lien or paid any obligation or liability, whether absolute or contingent, due or to become due in an amount greater than $25,000 in the aggregate;

C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

E. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its Property, business or assets, tangible or intangible except (i) statutory liens not yet delinquent, (ii) consensual landlord liens, (iii) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (iv) pledges of assets to secure public funds deposits, and (v) those assets and Properties disposed of for fair value since December 31, 2011;

G. Sold, transferred, leased to others or otherwise disposed of any material amount of its assets (except for assets disposed of for fair value in the ordinary course of business) or canceled or compromised any debt or claim, or waived or released any right or claim, of material value;

H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of, any contract, lease or other agreement, or suffered any damage, destruction or loss, which, individually or in the aggregate, would constitute a Material Adverse Change;

I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.17) or modified any existing material rights with respect thereto;

J. Except for routine salary increases made in the ordinary course of business and materially consistent with past practices or as contemplated by this Agreement, made any material change in the rate of compensation, commission, bonus, vesting or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated (except as expressly provided herein) any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by CGI or UCB for the benefit of their respective directors, employees or former employees;

K. Made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

L. Instituted, had instituted against it, settled or agreed to settle, any litigation, action or proceeding before any Governmental Authority other than routine collection suits instituted by Governmental Authorities to collect amounts owed or suits in which the amount in controversy is less than $25,000;

M. Suffered any change, event or condition that, individually or in the aggregate, has caused or would reasonably be anticipated to result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with its employees, agents, depositors, loan customers, correspondent banks, or suppliers;

N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment involving a financial commitment over the term of the contract or commitment in excess of $25,000;

O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any third person, firm or corporation other than in the ordinary course of business and materially consistent with past practices;

P. Sold, or knowingly disposed of, or otherwise divested of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices, except as required by GAAP or RAP;

R. Sold (provided, however, that payment at maturity or prepayment is not deemed a sale) Investment Securities (as defined in Section 11.10) or purchased Investment Securities, other than U.S. Treasury securities with a maturity of two years or less;

S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $100,000;

T. Amended or made any change in its articles of incorporation, articles of association, or bylaws, or

U. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A through T above.

Section 3.13. Leases, Contracts and Agreements. Schedule 3.13 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which CGI or UCB is a party or by which CGI or UCB is bound (A) that obligate or could reasonably be expected to obligate CGI or UCB for an amount in excess of $50,000 over the entire term of any such agreement or (B) that are related or of a similar nature and that in the aggregate obligate or could reasonably be expected to obligate CGI or UCB for an amount in excess of $50,000 over the entire term of such related contracts (collectively, the “Contracts”). CGI has delivered or made available to IBG true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by UCB, but do include unfunded loan commitments and letters of credit issued by UCB where the borrowers’ total direct and indirect indebtedness to UCB is in excess of $100,000. Except as set forth in Schedule 3.13, no participations or loans have been sold that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of UCB. CGI and UCB have not received any written notice of material default under or material noncompliance with any Contract. For each lease in which CGI or UCB is named as lessee, such party is the owner and holder of all the leasehold estates or other rights and interest purported to be granted by such instruments, in each case free and clear of any lessee-granted security interests, claims, liens (including tax liens), forfeitures, mortgages, pledges, penalties, encumbrances, assignments or charges whatsoever except as established by the lease or applicable law. CGI and UCB enjoy peaceful and undisturbed possession under all leases under which they are currently operating.

Section 3.14. Taxes and Tax Returns.

A. CGI and UCB have duly and timely filed or caused to be filed all federal, state, foreign and local tax returns and reports required to be filed by them on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and have duly paid or caused to be paid on their behalf all taxes that are due and payable by them on or prior to the date of this Agreement, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on their respective financial statements. As of the date hereof, CGI and UCB have no material liability for taxes in excess of the amount reserved or provided for on their respective financial statements as of the date thereof.

B. There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon CGI or UCB, nor has CGI or UCB given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

C. Proper and accurate amounts, if required, have been withheld by CGI and UCB from their respective employees, independent contractors, creditors, shareholders or other third parties for all periods in material compliance with the tax withholding provisions of applicable law.

D. Since December 31, 2008, the federal income tax returns of CGI and UCB have not been audited or examined and no such audit is currently pending or, to the Best Knowledge of CGI, threatened.

E. Neither CGI nor UCB has entered into any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or similar contract or arrangement or any current or potential contractual obligation to indemnify any other person with respect to taxes that will require any payment by CGI or UCB after the date of this Agreement.

F. As used in this Agreement, the terms “tax” and “taxes” mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon. Additionally, the terms “tax return” and “tax returns” means any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto and including any amendment thereof.

G. CGI has delivered or made available to IBG correct and complete copies of all federal income tax returns filed by CGI with the Internal Revenue Service (“IRS”), examination reports, and statements of deficiencies assessed against or agreed to by CGI and UCB, if any, since March 31, 2012.

H. Schedule 3.14H sets forth an accurate and complete description as to the United States federal net operating and capital loss carryforwards for CGI and UCB (including the year such net operating or capital loss was generated and any limitations of such net operating or capital loss carryforwards under Code Sections 382, 383 or 384 or the Treasury Regulations, excluding any such limitations arising from the transactions contemplated under this Agreement) as of December 31, 2011.

Section 3.15. Insurance. Schedule 3.15 contains a complete list and brief description of all policies of insurance, including fidelity and bond insurance, maintained as of the date of this

Agreement by CGI and UCB. All such policies (A) are sufficient for compliance by CGI and UCB, in all material respects, with all requirements of applicable law and all agreements to which CGI and UCB are parties, (B) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), and (C) are presently in full force and effect, and, except as set forth in Schedule 3.15, no written notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither CGI nor UCB is in default with respect to the material provisions of any such policy or has failed to give any notice or present any known claim thereunder in a due and timely fashion. Each material Property of CGI and UCB is insured for the benefit of CGI and UCB in amounts deemed adequate by CGI’s and UCB’s respective management against risks customarily insured against. Except as set forth in Schedule 3.15, there have been no claims under any fidelity bonds of CGI and UCB since January 1, 2009, and to the Best Knowledge of CGI, there are no facts that could reasonably be expected to form the basis of a claim under such bonds.

Section 3.16. No Adverse Change. Except as disclosed in the representations and warranties made in this Article III and the Schedules hereto, there has not been any Material Adverse Change since December 31, 2011, nor to the actual Knowledge of CGI, has any event occurred that has resulted in, or has a reasonable probability of resulting in the future in, a Material Adverse Change.

Section 3.17. Proprietary Rights. CGI and UCB do not require the use of any material patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret (collectively, “Proprietary Rights”) for the business or operations of CGI and UCB that are not owned, held or licensed by CGI or UCB. CGI and UCB have not received within the past three years any written notice of infringement of or conflict with the rights of others with respect to the use by CGI or UCB of Proprietary Rights. There is no claim or action by any such person pending or, to the Best Knowledge of CGI, threatened, with respect thereto.

Section 3.18. Transactions with Certain Persons and Entities. Except as set forth in Schedule 3.18, neither CGI nor UCB owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to, any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of CGI or UCB, and none of such persons owes any amount to CGI or UCB. There are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among CGI, whether on its own behalf or in its capacity as trustee or custodian for the funds of any Employee Plan, and any of its Affiliates (as defined in Section 11.10).

Section 3.19. Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of CGI and UCB are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies), and are not subject to any asserted or, to the Best Knowledge of CGI, threatened, defenses, offsets or counterclaims that may reasonably be asserted against CGI, UCB or the present holder thereof. The credit and collateral files of UCB contain all material information (excluding general, local or national industry, economic or similar conditions) actually known to CGI or UCB that is required to evaluate, in accordance with generally prevailing practices in the banking industry, the collectability of the loan portfolio of UCB (including loans that will be outstanding if UCB advances funds it is obligated to advance), except for items identified on UCB’s internal exception list which has been made available to IBG. All loans classified substandard, doubtful, loss, nonperforming or problem loans internally by management of UCB or any applicable Regulatory Agency (as defined in Section 11.10) are set forth on UCB’s watch list, which is set forth in Schedule 3.19.

Section 3.20. Employee Relationships. Each of CGI and UCB has complied in all material respects with all applicable material laws relating to its relationships with its employees, and CGI reasonably believes that the relationship between UCB and its employees is good. Except as set forth in Schedule 3.20, to the Best Knowledge of CGI, no key executive officer or manager of any of the operations of UCB or any group of employees of UCB has or have any present plans to terminate their respective employment with UCB. Schedule 3.20 also contains a list of all employees of UCB and their respective annual compensation.

Section 3.21. Condition of Assets. Except as set forth on Schedule 3.21, all tangible assets used by CGI and UCB are in good operating condition, ordinary wear and tear excepted, and conform, in all material respects, with all applicable ordinances, regulations, zoning and other laws, whether federal, state or local. None of UCB’s premises or equipment is in need of maintenance or repairs other than ordinary routine maintenance or repairs that are not material in nature or cost.

Section 3.22. Environmental Compliance. Except as set forth in Schedule 3.22:

A. CGI and UCB and all of their Properties and operations are in material compliance with all applicable Environmental Laws (as defined in Section 11.10). CGI has not received any written notice of any past, present, or future conditions, events, activities, practices or incidents that could reasonably be expected to materially interfere with or prevent the compliance of CGI and UCB with all applicable Environmental Laws.

B. CGI and UCB have obtained all material permits, licenses and authorizations that are required under all applicable Environmental Laws.

C. No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor, to the Best Knowledge of CGI, have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties, except as would not be expected to have or cause a Material Adverse Change. The use that CGI and UCB make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties, except as would not be expected to have or cause a Material Adverse Change.

D. There is no action, suit, proceeding, investigation, or inquiry before any Governmental Authority pending or, to the Best Knowledge of CGI, threatened, against CGI or UCB relating in any way to any Environmental Law. UCB has no liability for remedial action under any Environmental Law. CGI and UCB have not received any written request for information by any Governmental Authority with respect to the condition, use or operation of any of the Properties nor has CGI or UCB received any written notice from any Governmental Authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including any letter, notice or inquiry from any person or Governmental Authority informing CGI or UCB that it is or may be liable in any way under any Environmental Laws or requesting information to enable such a determination to be made).

Section 3.23. Regulatory Compliance.

A. Except as set forth on Schedule 3.23, neither CGI nor UCB is now nor has been, since March 31, 2010, (i) subject to any cease-and-desist or other order or enforcement action issued by, (ii) a party to any written agreement, consent agreement or memorandum of understanding with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, (v) ordered to pay any civil penalty by, (vi) a recipient of a supervisory letter from, or (vii) subject to any board resolutions adopted at the request or suggestion of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each of the items set forth in the preceding clauses (i) through (vii), a “Regulatory Agreement”). There are no pending or, to the Best Knowledge of CGI, threatened investigations by any Regulatory Agency with regard to CGI or UCB.

B. All reports, records, registrations, statements, notices and other documents or information required to be filed by CGI and UCB with any Regulatory Agency have been duly and timely filed and, to the Best Knowledge of CGI, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.

Section 3.24. Absence of Certain Business Practices. Neither CGI nor UCB nor any of their respective officers, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, since March 31, 2010, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of CGI or UCB (or assist CGI or UCB in connection with any actual or proposed transaction) that (A) may reasonably be expected to subject CGI or UCB to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, may reasonably have resulted in a Material Adverse Change or (C) if not continued in the future may reasonably be expected to result in a Material Adverse Change or may reasonably be expected to subject CGI or UCB to suit or penalty in any private or governmental litigation or proceeding.

Section 3.25. Books and Records. The minute books, stock certificate books and stock transfer ledgers of CGI and UCB have been kept accurately in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of CGI and UCB that properly should have been set forth therein and that have not been accurately so set forth.

Section 3.26. Forms of Instruments, Etc. CGI has made and will make available to IBG copies of all of UCB’s standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis in the ordinary course of its business.

Section 3.27. Fiduciary Responsibilities. Each of CGI and UCB has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change. To the Best Knowledge of CGI, there is no reasonable basis for any such Material Adverse Change.

Section 3.28. Guaranties. Except in the ordinary course of business, according to past business practices and in material compliance with applicable law, CGI or UCB have not guaranteed the obligations or liabilities of any other person, firm or corporation.

Section 3.29. Employee Benefit Plans.

A. Set forth on Schedule 3.29 is a complete and correct list of all “employee benefit plans” (as defined in Section 3(3) of ERISA), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is currently maintained or contributed to by CGI or UCB, or with respect to which CGI or UCB has any liability, and (b) provides benefits to any officer, employee, service provider, former officer or former employee of CGI or UCB, or the dependents of any thereof, regardless of whether funded or unfunded (herein collectively the “Employee Plans” and each individually an “Employee Plan”).

B. No Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA. CGI has delivered or made available to IBG true, accurate and complete copies of the documents comprising each Employee Plan and any related trust agreements, annuity contracts, insurance policies or any other funding instruments (“Funding Arrangements”), any contracts with independent contractors (including actuaries and investment managers) that relate to any Employee Plan, the Form 5500 filed with the IRS in each of the three (3) most recent plan years with respect to each Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto, as reasonably requested by IBG. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code), breaches of fiduciary duty or any other breaches or violations of any law applicable to the Employee Plans and related Funding Arrangements that could reasonably be expected to subject IBG, CGI or UCB to any taxes, penalties or other liabilities. Each Employee Plan that is represented to be qualified under Section 401(a) of the Code has a current favorable determination or opinion letter, and does not have any amendments for which the remedial amendment period under Code Section 401(b) has expired. All reports, descriptions and filings required by the Code, ERISA or any government agency with respect to each Employee Plan have been timely and completely filed or distributed. Each Employee Plan has been operated in material compliance with applicable law or in accordance with its terms. There are no pending claims, lawsuits or actions relating to any Employee Plan (other than ordinary course claims for benefits) and, to the Best Knowledge of CGI, none are threatened. No written or, to the Best Knowledge of CGI, oral representations have been made by CGI or UCB to any employee or former employee of CGI or UCB promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for such person, their dependent, or any beneficiary for any period of time beyond the end of the current plan year or beyond termination of employment (except to the extent of coverage required under Section 4980B of the Code or applicable state law). Compliance with FAS 106 will not create any material change to the CGI Financial Statements or the UCB Call Reports. Except to the extent that the payment could constitute an “excess parachute payment” under Section 280G of the Code, there are no contracts or arrangements providing for payments that will be nondeductible or subject to excise tax under Code Sections 4999 or 280G, nor will IBG be required to “gross up” or otherwise compensate any person because of the limits contained in such Code sections. There are no surrender charges, penalties, or other costs or fees that could reasonably be expected to be imposed by any person against CGI, UCB, an Employee Plan, or any other person, including an Employee Plan participant or beneficiary, as a result of the consummation of the transactions contemplated by this Agreement with respect to any insurance, annuity or investment contracts or other similar investment held by any Employee Plan.

C. With respect to each “employee benefit plan” (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which CGI or UCB is required by any of the rules contained in the Code or ERISA to be treated as a single employer (“Controlled Group Plans”):

(i) All Controlled Group Plans which are “group health plans” (as defined in the Code and ERISA) have been operated prior to the Closing such that failures to operate such group health plans in compliance, in all material respects, with Part 6 of Subtitle B of Title 1 of ERISA and Sections 4980B and 4980D of the Code could not reasonably be expected to subject CGI or UCB to liability;

(ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been a Controlled Group Plan that is a defined benefit plan in the last five (5) calendar years; and

(iii) There is no Controlled Group Plan that is a “multiple employer plan” or “multi-employer plan” (as either such term is defined in ERISA), nor has there been a Controlled Group Plan that is either a multiple employer plan or multi-employer plan since 2007.

D. All Employee Plan documents, annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Employee Plans are correct, complete, and current in all material respects, have been timely filed, and there have been no material changes in the information set forth therein.

E. All contributions (including all employer contributions, employee salary reduction contributions and all premiums or other payments (other than claims)) that are due have been made with respect to each Employee Plan.

Section 3.30. No Excess Parachute Payments. No amount, whether in cash or property or vesting of property, that will be received by or benefit provided to, any officer, director or employee of CGI, UCB or any of their respective Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect will be an “excess parachute payment” (as such term is defined in 280G(b)(1) of the Code) solely as a result of the transactions contemplated by this Agreement; and no such person is entitled to receive any additional payment from CGI, UCB, or IBG in the event that the excise tax of Section 4999(a) of the Code is imposed on such person.

Section 3.31. Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. UCB is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. UCB has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, UCB has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. UCB has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.

Section 3.32. Data Processing Agreements. CGI obtains its data processing services, ATM, and other information technology services exclusively through the contracts or agreements with the persons or entities described on Schedule 3.32 (“DP Contracts”). A true and correct executed copy of each DP Contract, as in effect as of the date hereof, has been provided to IBG. Other than the DP Contracts, CGI has no agreement with any other person or entity for data processing, ATM or other technology services.

Section 3.33. Proxy/Information Statement. None of the information supplied or to be supplied by CGI, UCB or any of their respective directors, officers, employees or agents for inclusion or incorporation by reference in the proxy and/or information statement to be sent to the shareholders of CGI in connection with the Merger (“Proxy/Information Statement”) will, at the date the Proxy/Information Statement is mailed to the shareholders of CGI and, as the Proxy/Information Statement may be amended or supplemented, at the time of the CGI shareholders’ meeting, contain any untrue statement of a material fact or omit to state any material fact with respect to CGI necessary in order to make the statements therein with respect to CGI, in light of the circumstances under which they are made, not misleading. All documents that CGI is responsible for filing with any Regulatory Agency in connection with the Merger will comply, with respect to CGI, in all material respects with the provisions of applicable law.

Section 3.34. Dissenting Shareholders. To the Best Knowledge of CGI, there is no plan or intention on the part of any shareholders of CGI to exercise their appraisal rights in the manner provided by applicable law.

Section 3.35. Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. UCB is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.) and all regulations promulgated thereunder. Since January 1, 2009, UCB has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Best Knowledge of CGI there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.

Section 3.36. Usury Laws and Other Consumer Compliance Laws. All loans of UCB have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including the Texas usury statutes as currently interpreted, Regulation Z (12 C.F.R. § 226 et seq.) issued by the Federal Reserve Board (“FRB”), the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. Art. 5062-2.01, et seq.) and all statutes governing the operation of banks operating in the State of Texas. Each such loan was made by UCB in the ordinary course of its lending business.

Section 3.37. Zoning and Related Laws. All real property owned or operated by UCB and the use thereof is in compliance with all applicable laws, ordinances, regulations, orders or requirements, including building, zoning and other laws, except where the failure, whether individually or in the aggregate, to be so in compliance could not reasonably be expected to cause a Material Adverse Change.

Section 3.38. Business Combination. This Agreement and the transactions contemplated hereby are exempt from the requirements of Subchapter M of Chapter 21 of the TBOC and any other applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares.

Section 3.39. Organization and Qualification of the Trust. With respect to the Trust:

A. The Trust has issued and sold capital securities (the “Capital Securities”) and common securities (the “Common Securities”) under an Amended and Restated Declaration of Trust (the “Trust Agreement”), and CGI has issued to the Trust, Floating Rate or Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures (“Debentures”), under an Indenture (the Trust’s Indenture and Trust Agreement are collectively referred to as its “Operative Documents”). Confidential Schedule 3.39 sets forth, with respect to the Trust, the (i) date of its Trust Agreement and Indenture, (ii) aggregate liquidation value of its Capital Securities, (iii) aggregate liquidation value of its Common Securities, (iv) aggregate amount of Debentures that have been issued to that Trust by CGI, (v) the rate paid on its Capital Securities, the Common Securities and the Debentures (collectively, the “Securities”), (vi) date after which CGI may redeem its Debentures at par, and (vii) maturity date of its Debentures.

B. The Trust has been duly created and is validly existing in good standing as a statutory trust under the laws of the State of Delaware with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is not a party to or otherwise bound by any material agreement other than the Operative Documents and a Placement Agreement of even date with the Trust Agreement. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

C. The Capital Securities and the Common Securities have been duly authorized by the Trust Agreement, have been validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. All of the outstanding Common Securities are directly owned by CGI free and clear of any pledge, security interest, claim, lien or other encumbrance, and have been issued in compliance with applicable federal and state securities laws. The Common Securities satisfy the eligibility requirements of Rule 144A(d)(3) issued under the Securities Act of 1933, as amended. Neither CGI nor the Trust is an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of section 3(a) of the Investment Company Act of 1940, as amended, without regard to section 3(c) of that act. The Debentures are not held of record by shareholders of CGI or the UCB.

D. The sole assets of the Trust are its Debentures, any interest paid on such Debentures to the extent not distributed, proceeds of such Debentures, or any of the foregoing.

E. All of the proceeds from the sale of the Capital Securities issued by the Trust have been invested in its Debentures. All of the proceeds from the sale of the Common Securities issued by the Trust have been invested in the Debentures. All Debentures are and have been held by the Trust since their initial issuance.

F. The Trust was not formed to, and is not authorized to, conduct any trade or business and the Trust has not conducted any trade or business since it was formed. The Trust exists for the exclusive purposes of (i) issuing and selling its Capital Securities and Common Securities, (ii) using the proceeds from the sale of its Capital Securities and Common Securities to acquire its Debentures, and (iii) engaging only in activities necessary, advisable or incidental thereto. The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

G. CGI has exercised its right to defer interest payments on the Debentures since June 15, 2009.

H. The Trust’s income consists solely of payments made by CGI with respect to its Debentures, and such payments are not derived from the active conduct of a financial business by the Trust. Both CGI’s obligation to make those payments and the amounts thereof are set forth in the Debentures. Neither CGI’s obligation to make those payments nor the amounts payable by CGI is dependent on income or profits of CGI or any Affiliate of CGI (although CGI’s ability to do so is so dependent).

I. CGI has not issued any class of capital shares either pari passu or senior to the Debentures. All Debentures are either pari passu or senior to CGI’s trade accounts payable arising in the ordinary course of business.

J. CGI and the Trust have created a debtor-creditor relationship between CGI, as debtor, and the Trust, as a creditor, and CGI and the Trust have treated the Debentures as indebtedness for all tax purposes. The Trust is and will be classified for all tax purposes as a grantor trust and not as an association taxable as a corporation.

Section 3.40. Representations Not Misleading. No representation or warranty by CGI and UCB contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading. All written statements, exhibits, schedules, and other documents furnished to IBG by CGI or UCB under and pursuant to, or in anticipation of, this Agreement are accurate, complete, and correct in all material respects.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF IBG

IBG hereby makes the following representations and warranties to CGI. IBG agrees to provide to CGI at the Closing supplemental disclosure schedules reflecting any material changes to the representations and warranties set forth herein between the date of this Agreement and the Closing Date.

Section 4.01. Organization and Ownership.

A. IBG is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. IBG is a corporation duly organized, validly existing and in good standing under the laws, rules and regulations of the State of Texas. IBG has all requisite corporate power and authority to own Independent Bank as now owned and to enter into and carry out its obligations under this Agreement, the Merger Agreement and the Subsequent Merger Agreement. True and complete copies of the Articles of Incorporation and Bylaws of IBG, as amended to date, have been made available to CGI. IBG is the sole beneficial and record owner of all of the issued and outstanding shares of capital stock of Independent Bank, free and clear of all liens, security interests, and encumbrances of any kind or character except as set forth in Schedule 4.01A.

B. Schedule 4.01B contains a true and correct list of the holders of IBG Stock as of the date of this Agreement and, except as set forth in Schedule 4.01B, no other person or entity has any equity or other interest in IBG. True and correct copies of all offering materials, as amended and supplemented, distributed by IBG since January 1, 2012, have been delivered to CGI. Except as set forth in Schedule 4.01B, IBG is the sole record and beneficial owner of all of the issued and outstanding shares of capital stock of Independent Bank, free and clear of all liens, security interests, and encumbrances of every kind or character, and no other person or entity has any equity or other interest in Independent Bank. Except as set forth in Schedule 4.01B, IBG does not, directly or indirectly, own or control any Affiliate (as defined in Section 11.10) or Subsidiary (as defined in Section 11.10), other than Independent Bank. Except as set forth in Schedule 4.01B, IBG has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by IBG has not been conducted through any other direct or indirect Subsidiary or Affiliate of IBG other than Independent Bank.

Section 4.02. Execution and Delivery. IBG has full corporate power and authority to execute and deliver this Agreement, the Merger Agreement and the Subsequent Merger Agreement, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Merger Agreement and the Subsequent Merger Agreement and (provided the required regulatory approvals are obtained) the consummation of the transactions contemplated hereby and thereby, have been duly and validly approved by the IBG Board. Except for the written consent of IBG as the sole shareholder of Newco, no other corporate proceedings on the part of IBG are necessary to approve this Agreement, the Merger Agreement or the Subsequent Merger Agreement, and to consummate the transactions contemplated hereby and thereby. This Agreement, the Merger Agreement, the Subsequent Merger Agreement, and the other agreements and documents contemplated hereby and thereby have been, or at Closing will be, duly and validly executed and delivered to CGI, and each constitutes or at Closing will constitute a valid and binding obligation of IBG, enforceable against IBG in accordance with its terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

Section 4.03. IBG Capitalization. The authorized capital stock of IBG consists of 10,000,000 shares of common stock, $1.00 par value per share, of which 2,450,715 shares are outstanding as of the date of this Agreement. All of such issued shares are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.03, there are no (A) other outstanding equity securities of any kind or character, or (B) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, IBG to purchase or otherwise acquire any security of or equity interest in IBG, obligating IBG to issue any shares of, restricting the transfer of, or otherwise relating to shares of its capital stock of any class except as set forth in Schedule 4.03. There are no outstanding contractual obligations of IBG to vote or dispose of any shares of IBG Stock. There are no shareholder agreements, voting trusts or similar agreements relating to the IBG Stock, except as set forth in Schedule 4.03. All of the issued and outstanding shares of the IBG Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of the IBG Stock have been issued in material compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of the IBG Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

Section 4.04. Independent Bank.

A. Independent Bank is a state banking association, duly organized, validly existing and in good standing under the laws of the state of Texas and the United States. Independent Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Articles of Association and Bylaws of Independent Bank, as amended to date, have been delivered to CGI. Independent Bank is an insured bank as defined in the Federal Deposit Insurance Act of 1950, as amended (the “FDIA”). The nature of the business of Independent Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except as set forth in Schedule 4.04A, Independent Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by Independent Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of Independent Bank.

B. The authorized capital stock of Independent Bank consists of 2,000,000 shares of common stock, $1.00 par value per share, of which 985,930 shares are issued and outstanding as of the date of this Agreement. IBG is in possession of all certificates evidencing all of the shares of capital stock of Independent Bank. All of the outstanding shares of capital stock or other securities evidencing ownership of Independent Bank are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person and have been issued in material compliance with applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of the capital stock of Independent Bank, except as set forth in Schedule 4.04B or otherwise pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement on such capital stock have been paid. There are no (A) other outstanding equity securities of any kind or character, or (B) outstanding subscriptions, contracts, options, convertible securities, preemptive rights, warrants, calls or other agreements or commitments of any kind issued or granted by, binding upon or otherwise obligating Independent Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Independent Bank. There are no outstanding contractual obligations of Independent Bank to vote or dispose of any shares of capital stock of Independent Bank. There are no shareholder agreements, voting trusts or similar agreements relating to the capital stock of Independent Bank.

Section 4.05. Authorized and Outstanding Stock of Newco. The authorized capital stock of Newco will consist of 1,000 shares of common stock, $1.00 par value per share (the “Newco Stock”). On the date the Merger Agreement is executed and delivered and on the Closing Date, 1,000 shares of Newco Stock will be issued and outstanding.

Section 4.06. Compliance with Laws, Permits and Instruments. IBG, Independent Bank and Newco, and their respective employees and agents, hold all material licenses, registrations, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses.

Section 4.07. Consents and Approvals. Except for regulatory and other approvals as disclosed in Schedule 4.07, no approval, consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required on the part of IBG in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including the Merger Agreement or the consummation by IBG of the transactions contemplated hereby or thereby.

Section 4.08. Regulatory Approval. IBG is “well capitalized” as defined by federal regulations as of the date hereof. Independent Bank has a CRA rating of “satisfactory”. Neither IBG nor Independent Bank is subject to any Regulatory Agreement, nor is IBG aware of any circumstance or event that could reasonably result in a Regulatory Agreement with respect to IBG or Independent Bank. IBG reasonably believes that it will be able to obtain all requisite regulatory approvals necessary to consummate the Merger.

Section 4.09. Undisclosed Liabilities. IBG and Independent Bank have no material liability or obligation, accrued, absolute, contingent or otherwise and whether due or to become due (including unfunded obligations under any Employee Plan or liabilities for federal, state or local taxes or assessments) that are not reflected in or disclosed in the IBG Financial Statements or the Independent Bank Call Reports, except (A) those liabilities, obligations and expenses incurred in the ordinary course of business and materially consistent with past business practices since December 31, 2011, (B) liabilities, obligations and expenses incurred as a result of or arising from this Agreement or any other agreement or document contemplated hereby, or any of the transactions contemplated hereby or thereby, or (C) liabilities, obligations and expenses as disclosed on Schedule 4.09.

Section 4.10. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by IBG or

Independent Bank with any of the terms or provisions hereof or thereof (provided the required regulatory and shareholder approvals are obtained) will (i) violate any provision of the charters, articles, certificates or bylaws of IBG or Independent Bank; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IBG or Independent Bank or any of their respective properties or assets; (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, result in the termination or cancellation under, accelerate the performance required by or rights or obligations under, or result in the creation of any lien upon any of the respective properties or assets of IBG, or Independent Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, contract or other instrument or obligation to which IBG or Independent Bank is a party, or by which IBG or Independent Bank or any of their respective properties, assets or business activities, may be bound or subject.

Section 4.11. Litigation. Except as disclosed in Schedule 4.11, neither IBG nor Independent Bank are parties to any, and there are no pending or, to the Best Knowledge of IBG, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IBG or Independent Bank which are reasonably likely, individually or in the aggregate, to result in a Material Adverse Change, nor, to the Best Knowledge of IBG, is there any basis for any proceeding, claim or any action against IBG or Independent Bank that would be reasonably likely, individually or in the aggregate, to result in a Material Adverse Change. There is no injunction, order, judgment or decree imposed upon IBG or Independent Bank or the assets or properties of IBG or Independent Bank that has resulted in, or is reasonably likely to result in, a Material Adverse Change.

Section 4.12. Financial Statements.

A. IBG has made available to CGI copies of the audited financial statements of IBG for the years ended December 31, 2011 and December 31, 2010 (together, the “IBG Financial Statements”) and IBG’s FR Y-6, FR Y-9c and FR Y–9Lp reports filed during 2012 and 2011 (together, the “IBG Regulatory Reports”). Each of the IBG Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements) and fairly presented, in all material respects, the financial position of IBG at the dates and for the periods indicated. Each of the IBG Regulatory Reports fairly presents, in all material respects, the financial position of IBG and the result of its operations at the date and for the periods indicated in conformity with the instructions for the preparation of IBG Regulatory Reports as promulgated by applicable regulatory authorities.

B. IBG has made available to CGI true and complete copies of the Reports of Condition and Income filed during 2012 and 2011 for Independent Bank (“Independent Bank Call Reports”). Each of the Independent Bank Call Reports fairly presents, in all material respects, the financial position of Independent Bank and the results of its operations at the dates and for the periods indicated in conformity, in all material respects, with the instructions for the preparation of Independent Bank Call Reports as promulgated by applicable regulatory authorities. The Independent Bank Call Reports do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. Independent Bank has calculated its allowance for loan losses in accordance with GAAP and, to the extent applicable, RAP as applied to state banking associations and in accordance with all applicable rules and regulations.

Section 4.13. Taxes and Tax Returns.

A. IBG and Independent Bank have duly and timely filed or caused to be filed all federal, state, foreign and local tax returns and reports required to be filed by them on or prior to the date of this Agreement (all such returns and reports being accurate and complete in all material respects) and have duly paid or caused to be paid on their behalf all taxes that are due and payable by them on or prior to the date of this Agreement, other than taxes that are being contested in good faith and are adequately reserved against or provided for (in accordance with GAAP) on their respective financial statements. As of the date hereof, IBG and Independent Bank have no material liability for taxes in excess of the amount reserved or provided for on their respective financial statements as of the date thereof.

B. There are no disputes pending with respect to, or claims or assessments asserted in writing for, any material amount of taxes upon IBG or Independent Bank, nor has IBG or Independent Bank given or been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any tax return for any period.

C. Proper and accurate amounts, if required, have been withheld by IBG and Independent Bank from their respective employees, independent contractors, creditors, shareholders or other third parties for all periods in material compliance with the tax withholding provisions of applicable law.

D. Since December 31, 2008, the federal income tax returns of IBG and Independent Bank have not been audited or examined and no such audit is currently pending or, to the Best Knowledge of CGI, threatened.

E. Neither IBG nor Independent Bank has entered into any tax sharing agreement, tax allocation agreement, tax indemnity agreement, or similar contract or arrangement or any current or potential contractual obligation to indemnify any other person with respect to taxes that will require any payment by IBG or Independent Bank after the date of this Agreement.

F. As used in this Agreement, the terms “tax” and “taxes” mean all federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value-added, stamp, documentation, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon. Additionally, the terms “tax return” and “tax returns” means any return, declaration, report, claim for refund or information return or statement relating to taxes, including any schedule or attachment thereto and including any amendment thereof.

G. IBG has delivered or made available to IBG correct and complete copies of all federal income tax returns filed by IBG with the Internal Revenue Service (“IRS”), examination reports, and statements of deficiencies assessed against or agreed to by IBG and Independent Bank, if any, since March 31, 2012.

Section 4.14. Insurance. Schedule 4.14 contains a complete list and brief description of all policies of insurance, including fidelity and bond insurance, maintained as of the date of this Agreement by IBG and Independent Bank. All such policies (A) are sufficient for compliance by IBG and Independent Bank, in all material respects, with all requirements of applicable law and all agreements to which IBG and Independent Bank are parties, (B) are valid, outstanding and enforceable, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), and (C) are presently in full force and effect, and, except as set forth in Schedule 4.14, no written notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. Neither IBG nor Independent Bank is in default with respect to the material provisions of any such policy or has failed to give any notice or present any known claim thereunder in a due and timely fashion. Each material Property of IBG and Independent Bank is insured for the benefit of IBG and Independent Bank in amounts deemed adequate by IBG’s and Independent Bank’s respective management against risks customarily insured against. Except as set forth in Schedule 4.14, there have been no claims under any fidelity bonds of IBG and Independent Bank since January 1, 2009, and to the Best Knowledge of CGI, there are no facts that could reasonably be expected to form the basis of a claim under such bonds.

Section 4.15. No Adverse Change. Except as disclosed in the representations and warranties made in this Article IV and the Schedules hereto, there has not been any Material Adverse Change since December 31, 2011, nor to the actual Knowledge of IBG, has any event occurred that has resulted in, or has a reasonable probability of resulting in the future in, a Material Adverse Change.

Section 4.16. Transactions with Certain Persons and Entities. Except as set forth in Schedule 4.16, neither IBG nor Independent Bank owes any amount to (excluding deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to, any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of IBG or Independent Bank, and none of such persons owes any amount to IBG or Independent Bank. There are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among IBG, whether on its own behalf or in its capacity as trustee or custodian for the funds of any Employee Plan, and any of its Affiliates (as defined in Section 11.10).

Section 4.17. Absence of Certain Business Practices. Neither IBG nor any of its respective officers, employees or agents, nor any other person acting on their behalf, has, directly or indirectly, since March 31, 2010, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of IBG (or assist IBG in connection with any actual or proposed transaction) that (A) may reasonably be expected to subject IBG to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, may reasonably have resulted in a Material Adverse Change or (C) if not continued in the future may reasonably be expected to result in a Material Adverse Change or may reasonably be expected to subject IBG to suit or penalty in any private or governmental litigation or proceeding.

Section 4.18. Business Combination. This Agreement and the transactions contemplated hereby are exempt from the requirements of Subchapter M of Chapter 21 of the TBOC and any other applicable state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares.

Section 4.19. Regulatory Compliance.

A. Except as set forth on Schedule 4.19A, neither IBG nor Independent Bank is now nor has been, since March 31, 2010, (i) subject to any cease-and-desist or other order or enforcement action issued by, (ii) a party to any written agreement, consent agreement or memorandum of understanding with, (iii) a party to any commitment letter or similar undertaking to, (iv) subject to any order or directive by, (v) ordered to pay any civil penalty by, (vi) a recipient of a supervisory letter from, or (vii) subject to any board resolutions adopted at the request or suggestion of, any Regulatory Agency or other Governmental Authority that restricts the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each of the items set forth in the preceding clauses (i) through (vii), a “Regulatory Agreement”). There are no pending or, to the Best Knowledge of IBG, threatened investigations by any Regulatory Agency with regard to IBG or Independent Bank.

B. All reports, records, registrations, statements, notices and other documents or information required to be filed by IBG and Independent Bank with any Regulatory Agency have been duly and timely filed and, to the Best Knowledge of IBG, all information and data contained in such reports, records or other documents are true, accurate, correct and complete in all material respects.

Section 4.20. Evidences of Indebtedness. All evidences of indebtedness and leases that are reflected as assets of IBG and Independent Bank are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies), and are not subject to any asserted or, to the Best Knowledge of IBG, threatened, defenses, offsets or counterclaims that may reasonably be asserted against IBG, Independent Bank or the present holder thereof. The credit and collateral files of Independent Bank contain all material information (excluding general, local or national industry, economic or similar conditions) actually known to IBG or Independent Bank that is required to evaluate, in accordance with generally prevailing practices in the banking industry, the collectability of the loan portfolio of Independent Bank (including loans that will be outstanding if Independent Bank advances funds it is obligated to advance), except for items identified on Independent Bank’s internal exception list which has been made available to IBG. All loans classified substandard, doubtful, loss, nonperforming or problem loans internally by management of Independent Bank or any applicable Regulatory Agency (as defined in Section 11.10) are set forth on Independent Bank’s watch list, which has been made available to CGI.

Section 4.21. Books and Records. The minute books, stock certificate books and stock transfer ledgers of IBG and Independent Bank have been kept accurately in the ordinary course of business and are complete and correct in all material respects. The transactions entered therein represent bona fide transactions, and there have been no material transactions involving the business of IBG and Independent Bank that properly should have been set forth therein and that have not been accurately so set forth.

Section 4.22. Forms of Instruments, Etc. IBG has made and will make available to CGI copies of all of IBG’s standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis in the ordinary course of its business.

Section 4.23. Fiduciary Responsibilities. Each of IBG and Independent Bank has performed in all material respects all of its duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change. To the Best Knowledge of IBG, there is no reasonable basis for any such Material Adverse Change.

Section 4.24. Bank Secrecy Act, Foreign Corrupt Practices Act and U.S.A. Patriot Act. Independent Bank is in material compliance with the Bank Secrecy Act (12 U.S.C. §§ 1730(d) and 1829(b)), the United States Foreign Corrupt Practices Act and the International Money Laundering Abatement and Anti-Terrorist Financing Act, otherwise known as the U.S.A. Patriot Act, and all regulations promulgated thereunder. Independent Bank has properly certified all foreign deposit accounts and has made all necessary tax withholdings on all of its deposit accounts; furthermore, Independent Bank has timely and properly filed and maintained all requisite Currency Transaction Reports and other related forms, including any requisite Custom Reports required by any agency of the United States Treasury Department, including the IRS. Independent Bank has timely filed all Suspicious Activity Reports with the Financial Institutions – Financial Crimes Enforcement Network (U.S. Department of the Treasury) required to be filed by it pursuant to the laws and regulations referenced in this Section.

Section 4.25. Fair Housing Act, Home Mortgage Disclosure Act and Equal Credit Opportunity Act. Independent Bank is in compliance in all material respects with the Fair Housing Act (42 U.S.C. § 3601 et seq.), the Home Mortgage Disclosure Act (12 U.S.C. § 2801 et seq.) and the Equal Credit Opportunity Act (15 U.S.C. § 1691 et seq.) and all regulations promulgated thereunder. Since January 1, 2009, Independent Bank has not received any written notices of any violation of such acts or any of the regulations promulgated thereunder, and it has not received any written notice of any, and to the Best Knowledge of IBG there is no, threatened administrative inquiry, proceeding or investigation with respect to its compliance with such laws.

Section 4.26. Usury Laws and Other Consumer Compliance Laws. All loans of Independent Bank have been made in compliance in all material respects with all applicable statutes and regulatory requirements at the time of such loan or any renewal thereof, including the Texas usury statutes as currently interpreted, Regulation Z (12 C.F.R. § 226 et seq.) issued by the FRB, the Federal Consumer Credit Protection Act (15 U.S.C. § 1601 et seq.), the Texas Consumer Credit Code (Tex. Rev. Civ. Stat. Ann. Art. 5062-2.01, et seq.) and all statutes governing the operation of banks operating in the State of Texas. Each such loan was made by Independent Bank in the ordinary course of its lending business.

Section 4.27. Representations Not Misleading. No representation or warranty by IBG and Independent Bank contained in this Agreement contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit on the Closing Date to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS OF CGI

CGI covenants and agrees with IBG as follows:

Section 5.01. Commercially Reasonable Efforts. CGI will use commercially reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 5.02. Information Furnished by CGI. CGI shall promptly furnish or cause to be furnished to IBG, not more than two (2) business days after CGI’s receipt of IBG’s written request, all information concerning CGI and UCB, including financial statements, required for inclusion in any statement or application made or filed by IBG to any Governmental Authority in connection with the transactions contemplated by this Agreement. CGI represents and warrants that all information so furnished shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. CGI shall otherwise fully cooperate with IBG in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

Section 5.03. Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time, CGI shall and shall cause UCB to:

A. Maintain its corporate existence in good standing;

B. Maintain the general character of its business and conduct its business in its ordinary and usual manner;

C. Extend credit only in accordance with existing lending policies and practices;

D. Use commercially reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

E. Use commercially reasonable efforts to obtain any approvals or consents required to maintain all existing contracts, leases and documents relating to or affecting its assets, Properties and business;

F. Maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other Properties owned, leased or used by it (whether under its control or the control of others) in good operating repair and condition, ordinary wear and tear excepted;

G. Comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses, and permits applicable to its Properties and operations, the non-compliance with which could be reasonably expected to cause a Material Adverse Change;

H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

I. Withhold from each payment made to each of its employees the amount of all taxes (including federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past;

K. Account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP) specifically without limitation (i) maintaining the allowance for loan and lease losses account for UCB of at least $1,400,000; and (ii) paying or accruing for by the Calculation Date all liabilities, obligations, costs, and expenses owed or incurred by CGI or UCB on or prior to the Closing Date;

L. Perform all of its material obligations under contracts, leases and documents relating to or affecting its assets, Properties and business, except such obligations as it may in good faith reasonably dispute;

M. Maintain and keep in full force and effect, in all material respects, presently existing insurance coverage and give all notices and present all claims under all insurance policies in due and timely fashion; and

N. Timely file all reports required to be filed with Governmental Authorities and observe and conform, in all material respects, to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings.

Section 5.04. Negative Covenants. From the date of this Agreement through the Closing, without the prior written consent of IBG, CGI shall not and CGI shall cause UCB to not:

A. Introduce any new material method of management or operation;

B. Intentionally take any action that could reasonably be anticipated to result in a Material Adverse Change;

C. Take or fail to take any action that could reasonably be expected to cause the representations and warranties made in Article III to be inaccurate in any material respect at the time of the Closing or preclude CGI from making such representations and warranties (as modified by the supplemental Schedules) at the time of the Closing;

D. Declare, set aside or pay any dividend or other distribution with respect to its capital stock, other than as part of a Section 1.05(F) Distribution;

E. Enter into, alter, amend, renew or extend any material contract or commitment which would result in an obligation of CGI or UCB to make payments in excess of $25,000, except for loans and extensions of credit in the ordinary course of business which are subject to the provisions of Sections 5.04(Y) and 5.04(Z);

F. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its Properties, business or assets, tangible or intangible except in the ordinary course of business and consistent with prudent banking practices;

G. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that in effect as of the date of this Agreement;

H. Incur any indebtedness, obligation or liability, whether absolute or contingent, other than the receipt of deposits and trade debt or except in the ordinary course of business and consistent with prudent banking practices or in connection with the transactions contemplated by this Agreement or any of the agreements or documents contemplated hereby;

I. Discharge or satisfy any lien or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business and consistent with prudent banking practices;

J. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto, except to the extent any commitment to do so is outstanding as of the date of this Agreement;

K. Amend or otherwise change its articles of association, charter, or bylaws;

L. Sell, transfer, lease to others or otherwise dispose of any material amount of its assets or Properties, discount or arrange for a pay off of a charged off or deficiency credit, cancel or compromise any material debt or claim, or waive or release any right or claim other than in the ordinary course of business and consistent with prudent banking practices; provided, that any such transaction involving amounts in excess of $100,000 shall be deemed to not be in the ordinary course of business;

M. Enter into any material transaction other than in the ordinary course of business;

N. Except in the ordinary course of the business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other third person, firm or corporation;

O. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

P. Except for salary increases in the ordinary course of business and consistent with past practices of CGI or UCB or as part of a Section 1.05(F) Distribution, make any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree to or orally promise to pay, conditionally or otherwise, any bonus or extra compensation, pension, severance or vacation pay, to or for the benefit of any of its shareholders, directors, officers or employees, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate (other than termination of the Employee Benefit Plans contemplated by this Agreement) any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees;

Q. Engage in any transaction with any Affiliate except in the ordinary course of business and consistent with past practices;

R. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity, except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors’ remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person;

S. Except as contemplated by this Agreement, terminate, cancel or surrender any contract, lease or other agreement or unreasonably permit any damage, destruction or loss which, in any case or in the aggregate, may reasonably be expected to result in a Material Adverse Change;

T. Dispose of, permit to lapse, transfer or grant any rights under, or knowingly breach or infringe upon, any United States or foreign license or Proprietary Right or materially modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices;

U. Make any capital expenditures, capital additions or betterments in excess of an aggregate of $25,000;

V. Hire or employ any new officer or hire or employ any new non-officer employee, other than to replace non-officer employees;

W. Make any, or acquiesce with any, change in accounting methods, principles or material practices, except as required by GAAP or RAP, including without limitation making any “reverse provision for loan losses” or other similar entry or accounting method that would reduce the allowance for loan and lease losses of UCB;

X. Pay a rate on deposits at UCB materially higher than is consistent with the ordinary course of business and consistent with past practices;

Y. Make any new loan to a single borrower and his related interests in excess of $100,000; provided that CGI shall provide to IBG a weekly written report of all loans made, renewed, or modified;

Z. Renew, extend the maturity of, or alter the material terms of any loan except in compliance with UCB’s existing policies and procedures and consistent with past practices and prudent banking principles;

AA. Renew, extend the maturity of, or alter any of the material terms of any classified loan or extension of credit;

BB. Sell (provided, however, that payment at maturity or prepayment is not deemed a sale) Investment Securities or purchase Investment Securities, other than U.S. Treasuries with a maturity of two years or less; or

CC. Redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

Section 5.05. Access; Pre Closing Investigation. CGI shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of IBG full access during regular business hours to all of the books, contracts, commitments, personnel and records of CGI and UCB, and furnish to IBG during such period all such information concerning CGI and UCB and their affairs as IBG may reasonably request, so that IBG may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of CGI and UCB, including access sufficient to verify the value of the assets and the liabilities of CGI and UCB and the satisfaction of the conditions precedent to IBG’s obligations described in Article VIII. CGI agrees at any time, and from time to time, to furnish to IBG as soon as practicable, any additional information that IBG may reasonably request. No investigation by IBG or its representatives shall affect the representations and warranties set forth herein.

Section 5.06. Invitations to and Attendance at Directors’ and Committee Meetings. CGI shall cause UCB to give notice to one (1) designee of IBG of, and shall invite such designee to attend, all regular and special meetings of the CGI Board and the UCB Board and all regular and special meetings of any senior management committee (including the executive committee and the loan and discount committee of UCB) of CGI and UCB; provided that such designee shall excuse himself from such meetings while this Agreement or the transactions contemplated hereby are being discussed. If the Merger is finally disapproved by any appropriate Regulatory Agency or if this Agreement is terminated pursuant to its terms, IBG’s designee will no longer be entitled to notice of and permission to attend such meetings.

Section 5.07. Additional Financial Statements. CGI shall promptly furnish IBG with true and complete copies of each additional CGI Regulatory Report and UCB Call Report as soon as such reports are available.

Section 5.08. Untrue Representations. CGI shall promptly notify IBG in writing if CGI becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to IBG or any representation or warranty made in or pursuant to this Agreement or that results in CGI’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 5.09. Litigation and Claims. CGI shall promptly notify IBG in writing of any litigation, or of any claim, controversy or contingent liability that is reasonably expected to become the subject of litigation, against CGI or UCB or affecting any of their Properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change. CGI shall promptly notify IBG of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of CGI, threatened against CGI or UCB that (i) questions or could reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby, or any actions taken or to be taken by CGI or UCB pursuant hereto or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 5.10. Adverse Changes. CGI shall promptly notify IBG in writing if any change shall have occurred or, to the Best Knowledge of CGI, been threatened (or any development shall have occurred or, to the Best Knowledge of CGI, been threatened involving a prospective change) in the business, financial condition or operations of CGI and/or UCB that has resulted in or would reasonably be expected to result in a Material Adverse Change.

Section 5.11. No Negotiation with Others. Neither CGI nor any of its Affiliates, employees, directors, officers, financial advisors or agents will (i) solicit, encourage, initiate or participate in any negotiations or discussions with any third party with respect to any offer or proposal to merge with or acquire CGI or all or substantially all the business of CGI, whether by acquisition, purchase of stock or assets or otherwise; (ii) disclose to any third party any information concerning the business, Properties, books or records of CGI or UCB, except in the ordinary course of business for purposes, other than an acquisition or as compelled by law; or (iii) cooperate with any third party to make any proposal to merge with or acquire all or any part of the capital stock or assets of CGI or UCB, other than the sale by CGI or UCB of assets in the ordinary course of business consistent with past practices. Promptly upon receipt of any unsolicited offer, CGI will communicate to IBG the terms of any proposal or request for information and the identity of the parties involved.

Section 5.12. Consents and Approvals. CGI shall use commercially reasonable best efforts to obtain all consents and approvals from Regulatory Authorities and other third parties, including the third party consents listed on Schedule 3.09, required of CGI and/or UCB in connection with the consummation of the transactions contemplated by this Agreement. CGI will cooperate in all commercially reasonable respects with IBG to obtain all such approvals and consents required of IBG.

Section 5.13. Environmental Investigation; Right to Terminate Agreement.

A. IBG and its consultants, agents and representatives, at the sole cost and expense of IBG, shall have the right to the same extent that CGI has the right, but not the obligation or responsibility, to inspect any Property, including conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling (“Environmental Inspections”). IBG shall notify CGI in writing prior to any Environmental Inspection, and CGI may place reasonable restrictions on the time of such Environmental Inspection. If, as a result of any such Environmental Inspection, further investigation (“Secondary Investigation”) including, test borings, soil, water and other sampling is deemed desirable by IBG, IBG shall (i) notify CGI in writing of any Property for which it intends to conduct such a Secondary Investigation and the reasons for the Secondary Investigation, and (ii) at the sole cost and expense of IBG, commence the Secondary Investigation. IBG shall give reasonable written notice to CGI of the Secondary Investigation, and CGI may place reasonable time and place restrictions on the Secondary Investigation.

B. IBG shall make available to CGI the results and reports of such Environmental Inspections and Secondary Investigations promptly after IBG receives or is advised of such results. IBG shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, Secondary Investigation or other environmental survey. If this Agreement is terminated, except as otherwise required by law, reports to any Governmental Authority of the results of any Environmental Inspection, Secondary Investigation or other environmental survey shall not be made by IBG. IBG shall make no such report prior to Closing unless required to do so by applicable law, and in such case will give CGI reasonable written notice of IBG’s intentions.

C. IBG shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section 3.22 is not materially true and accurate; (ii) the results of such Environmental Inspection, Secondary Investigation or other environmental survey are disapproved by IBG because the Environmental Inspection, Secondary Investigation or other environmental survey identifies material violations or potential material violations of Environmental Laws; (iii) CGI has refused to allow IBG to conduct an Environmental Inspection or Secondary Investigation in a manner that IBG reasonably considers necessary; (iv) the Environmental Inspection, Secondary Investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially could reasonably be expected to require a material remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in material compliance with all Environmental Laws applicable to the tank either at the date of this Agreement or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant Governmental Authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, Secondary Investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which could reasonably be expected to result in a Material Adverse Change. IBG shall advise CGI in writing (the “Environmental Notice”) as to whether IBG intends to terminate this Agreement because IBG disapproves of the results of the Environmental Inspection, Secondary Inspection or other environmental survey. Upon receipt of the Environmental Notice, CGI shall have the opportunity to correct any objected to violations or conditions to IBG’s reasonable satisfaction within 30 days after the date of the Environmental Notice. In the event that CGI fails to demonstrate its satisfactory correction of the violations or conditions to IBG, IBG may terminate the Agreement on the 31st day following the date of the Environmental Notice.

D. CGI agrees to make available to IBG and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including the results of other environmental inspections and surveys. CGI also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with IBG and shall be entitled to certify the same in favor of IBG and its consultants, agents and representatives and make all other data available to IBG and its consultants, agents and representatives.

Section 5.14. Employee Plans. Prior to the Closing Date, CGI shall and shall cause UCB to terminate the Employee Plans subject to compliance with applicable law, so long as any such action preserves the rights of the participants in such Employee Plans (including vesting rights). CGI shall use its best efforts to cause the CGI Stock Obligations to be terminated, satisfied or discharged prior to the Closing Date and shall specifically use its best efforts to cause the individuals set forth in Schedule 5.14 to execute and deliver simultaneously with the execution of this Agreement a Stock Option Termination Agreement in the form attached hereto as Exhibit “E”.

Section 5.15. Disclosure Schedules. At least three (3) business days prior to the Closing, CGI agrees to provide IBG with supplemental Schedules to be delivered by CGI pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

Section 5.16. Voting Agreement. CGI shall execute and deliver, and shall use its best efforts to cause the directors of CGI and UCB to execute and deliver simultaneously with the execution of this Agreement, the Voting Agreement, in the form attached hereto as Exhibit “F”, and CGI acknowledges that, upon the execution and delivery of the Voting Agreement, such persons shall have agreed that they will vote the shares of the CGI Stock owned by them in favor of this Agreement and the transactions contemplated hereby, including the Merger, subject to required regulatory approvals.

Section 5.17. Releases. CGI shall use its commercially reasonable best efforts to obtain from each of the directors and executive officers of CGI and UCB a written release executed by such director or executive officer and dated the Closing Date, releasing CGI and UCB from claims arising prior to the Effective Time (the “Releases”).

Section 5.18. Other Agreements. CGI will, as soon as practicable after the execution of this Agreement, enter into the Merger Agreement with Newco, and shall perform all of its obligations thereunder. CGI shall, and shall cause UCB to, execute and deliver the Merger Agreement, the Bank Merger Agreement and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect and evidence the Merger and the Bank Merger, and to take all actions necessary or required to consummate the transactions contemplated thereby.

Section 5.19. Support Agreement. CGI shall use its commercially reasonable best efforts to obtain from each outside director of CGI and UCB a Support Agreement executed by such directors (other than John Jones and Gary Lewis) as of the Closing Date which will include non competition covenants for two years covering Collin, Dallas, Denton and Tarrant Counties, Texas (the “Support Agreements”).

Section 5.20. Shareholder Lists. After the date of this Agreement, CGI shall from time to time make available to IBG, upon its request, a list of the CGI shareholders and their addresses, a list showing all transfers of the CGI Stock and such other information as IBG may reasonably request regarding both the ownership and prior transfers of the CGI Stock.

Section 5.21. Shareholders’ Meeting. The CGI Board shall duly call, give notice of, and cause to be held prior to September 1, 2012 a meeting of its shareholders (the “Shareholder Meeting”) and will direct that this Agreement and the transactions contemplated hereby be submitted to a vote at the Shareholder Meeting. Specifically, the CGI Board will present for the consideration of CGI shareholders a proposal to approve and adopt this Agreement, the Merger, the Merger Agreement and the transactions contemplated hereby and thereby. The CGI Board will (i) cause proper notice of the Shareholder Meeting to be given to the CGI shareholders in compliance with applicable law and regulations, (ii) prepare and distribute to the CGI shareholders the Proxy/Information Statement, (iii) recommend by the affirmative vote of the CGI Board a vote in favor of approval of the proposals set forth in this Section 5.21, and (iv) perform such other acts as may reasonably be requested by IBG to ensure that shareholder approval of the proposals set forth in this Section 5.21 are obtained. CGI will provide IBG a draft of the Proxy/Information Statement prior to distribution to CGI shareholders and incorporate the reasonable comments of IBG into the Proxy/Information Statement. CGI shall use its commercially reasonable best efforts to cause each CGI Eligible Shareholder who has timely and properly elected to receive consideration in the form of IBG Stock to sign and deliver the Shareholders Agreement to IBG.

Section 5.22. Conforming Accounting Adjustments. CGI shall, if requested in writing by IBG, consistent with GAAP, immediately prior to Closing, make such accounting entries as CGI may reasonably request in order to conform the accounting records of CGI to the accounting policies and practices of IBG. No such adjustment by CGI or UCB shall of itself constitute or be deemed to be a breach, violation or failure by CGI or UCB to satisfy any representation, warranty, covenant, condition or other provision or constitute grounds for termination of this Agreement by IBG or be an acknowledgment by CGI of any adverse circumstances for purposes of determining whether the conditions to IBG’s obligations under this Agreement have been satisfied.

Section 5.23. Cancellation of CGI Warrants. CGI shall use its commercially reasonable best efforts to cause each holder of CGI Warrants, as set forth in Schedule 3.01B, to execute and deliver to IBG, on or before the Closing Date, a Warrant Holder Agreement pursuant to which such holders agree that their respective CGI Warrants will be cancelled in consideration of the payment of the Per Share Warrant Holder Consideration.

Section 5.24. D & O Liability Insurance. Contemporaneously with the Closing, CGI and UCB shall purchase an extended reporting period for 3 years under CGI’s existing directors and officers liability insurance policy, on terms approved by IBG, for purposes of covering actions occurring prior to the Effective Time. Notwithstanding any other provision of this Agreement, the premiums for such coverage shall be paid by IBG and shall not be deducted in the calculation of CGI Tangible Equity.

Section 5.25. Employment Agreement. CGI shall use its commercially reasonable best efforts to cause (i) John Jones to execute and deliver to IBG, simultaneously with the execution of this Agreement, a consulting agreement providing for a continuing consulting arrangement with Independent Bank following the Merger, and (ii) Gary Lewis to execute and deliver to IBG, simultaneously with the execution of this Agreement, an employment agreement providing for his continued employment with Independent Bank following the Merger.

Section 5.26. Obligations Related to Trust Preferred Securities. CGI will reasonably cooperate with IBG to permit IBG, upon completion of the merger of CGI with and into IBG, to assume expressly the obligations of CGI under the Indentures; but in no event will CGI or its counsel be required to deliver opinions or certificates except as the Trustee may reasonably require with respect to the establishment and status of the Trust and CGI’s performance of its obligations before, and not in connection with, the assumption of the obligations by IBG.

ARTICLE VI

COVENANTS OF IBG

IBG hereby makes the covenants set forth in this Article VI to CGI.

Section 6.01. Commercially Reasonable Efforts. IBG agrees to use commercially reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

Section 6.02. Untrue Representations. IBG shall promptly notify CGI in writing if IBG becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to CGI or any representation or warranty made in or pursuant to this Agreement or that results in IBG’s failure to comply with any covenant, condition or agreement contained in this Agreement.

Section 6.03. Affirmative Covenants. Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time, IBG shall and shall cause Independent Bank to:

A. Maintain its corporate existence in good standing;

B. Maintain the general character of its business and conduct its business in its ordinary and usual manner;

C. Extend credit only in accordance with existing lending policies and practices;

D. Use commercially reasonable efforts to preserve its business organization intact; to retain the services of its present employees, officers, directors and agents; to retain its present customers, depositors, suppliers and correspondent banks; and to preserve its goodwill and the goodwill of its suppliers, customers and others having business relationships with it;

Section 6.04. Additional Financial Statements. IBG shall promptly furnish CGI with true and complete copies of each additional IBG Regulatory Report and Independent Bank Call Report as soon as such reports are available.

Section 6.05. Litigation and Claims. IBG shall promptly notify CGI in writing of any litigation, or of any claim, controversy or contingent liability that might reasonably be expected to become the subject of litigation, against IBG or Independent Bank or affecting any of their respective Properties, if such litigation or potential litigation is reasonably likely, in the event of an unfavorable outcome, to result in a Material Adverse Change. IBG shall promptly notify CGI in writing of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of IBG, threatened against IBG or Independent Bank that (i) questions or could reasonably be expected to question the validity of this Agreement or the agreements contemplated hereby or any actions taken or to be taken by IBG with respect hereto or thereto or (ii) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

Section 6.06. Regulatory and Other Approvals. With the cooperation of CGI, IBG shall promptly file or cause to be filed applications for all regulatory approvals required to be obtained by IBG, UCB and Newco in connection with this Agreement and the transactions contemplated hereby, including to the necessary applications for the prior approval of the Merger by the Federal Reserve (or appropriate Federal Reserve Bank acting on delegated authority), the Texas Department of Banking and the FDIC. Such applications shall be filed by July 31, 2012. IBG shall use commercially reasonable best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. IBG shall keep CGI reasonably informed as to the status of such applications and filings, and IBG shall promptly furnish CGI and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

Section 6.07. Formation and Organization of Newco. IBG will duly form and organize Newco as a Texas corporation.

Section 6.08. Other Agreements. IBG will, as soon as practicable after the execution of this Agreement, cause Newco to enter into the Merger Agreement with CGI, and to perform all of its obligations thereunder. IBG shall, and shall cause Independent Bank and Newco to, take such actions and to execute and deliver the Merger Agreement, the Bank Merger Agreement, the Subsequent Merger Agreement, and such other agreements, certificates of merger, certificates, and other documents reasonably necessary to effect and evidence the Merger, the Bank Merger and the Subsequent Merger, and to take any and all actions necessary or required to consummate the transactions contemplated thereby .

Section 6.09. Employee Matters. On the Closing Date, IBG may, but shall not be required to, cause IBG to offer employment to the employees of UCB. Each of the employees of UCB who become an employee of IBG after the Effective Time shall be entitled to receive, from and after the Effective Time, the same pension, profit sharing, health, welfare, incentive, vacation and other benefits as are customarily offered or afforded to the employees of IBG. Each of the employees of UCB who becomes an employee of IBG after the Effective Time shall receive credit for their prior service at UCB for purposes of vesting, eligibility or any other purpose under the employee benefit plans of IBG; and such persons shall not have lack of coverage for pre-existing conditions or be subject to any additional deductibles or waiting periods otherwise required for health insurance coverage. IBG shall, within 30 calendar days of the date of this Agreement, provide CGI with a list of employees of UCB to whom IBG will not offer employment.

Section 6.10. Adverse Changes. IBG shall promptly notify CGI in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, or operations of IBG and/or Independent Bank that has or may reasonably be expected to have to result in a Material Adverse Change or lead to a failure to obtain necessary regulatory approval of this transaction.

Section 6.11. Disclosure Schedules. At least three (3) business days prior to the Closing, IBG agrees to provide CGI with supplemental disclosure Schedules to be delivered by IBG pursuant to this Agreement reflecting any material changes thereto between the date of this Agreement and the Closing Date.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CGI

The obligations of CGI under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by CGI:

Section 7.01. Representations and Warranties. All representations and warranties made by IBG in this Agreement or in any document or schedule delivered to CGI in connection with this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date).

Section 7.02. Performance of Obligations. IBG shall have, or shall have caused to be, performed or complied with, in all material respects, all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by IBG at or prior to the Closing.

Section 7.03. Government and Other Approvals. IBG shall have received approval by such Governmental Authorities as may be required by applicable law of the transactions contemplated by this Agreement, the Merger Agreement and the Subsequent Merger Agreement, and all applicable waiting periods prescribed by applicable law or regulation shall have expired. Such approvals and the transactions contemplated hereby shall not have been contested or threatened to be contested by any Governmental Authority or by any other third party (except shareholders asserting statutory dissenters’ appraisal rights) by formal proceedings.

Section 7.04. No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger Agreement, the Bank Merger Agreement, the Subsequent Merger Agreement or the transactions contemplated hereby or thereby by any Governmental Authority, including by means of the entry of a preliminary or permanent injunction, that would (A) make this Agreement or any other agreement contemplated hereby or thereby, or the transactions contemplated hereby or thereby, illegal, invalid or unenforceable, (B) impose material limits on the ability of any party to this Agreement to consummate this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, or (C) if the consummation of this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, subject or could reasonably be expected to subject CGI or UCB, or any of their respective officers, directors, shareholders or employees, to criminal or civil liability. No action or proceeding by or before any Governmental Authority or by any other person shall be threatened, instituted or pending that could reasonably be expected to result in any of the consequences referred to in clauses (A) through (C) above.

Section 7.05. Delivery of Closing Documents. CGI shall have received all documents required to be delivered by IBG, Independent Bank and Newco on or prior to the Closing Date as set forth in Section 2.03, all in form and substance reasonably satisfactory to CGI.

Section 7.06. Shareholder Approvals. This Agreement, the Merger, and the Merger Agreement shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of CGI Stock required for approval of this Agreement, the Merger, and the Merger Agreement in accordance with the Articles of Incorporation of CGI and the TBOC.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IBG

The obligations of IBG under this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions, which may be waived in whole or in part by IBG.

Section 8.01. Representations and Warranties. All representations and warranties made by CGI in this Agreement or in any schedule delivered to IBG pursuant hereto shall have been true and correct when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date) or changes or updates contemplated by this Agreement.

Section 8.02. Performance of Obligations. CGI shall have performed or complied with, in all material respects, all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by CGI prior to or at the Closing.

Section 8.03. Delivery of Closing Documents. IBG shall have received all documents required to be delivered by CGI on or prior to the Closing Date as set forth in Section 2.02, all in form and substance reasonably satisfactory to IBG.

Section 8.04. Government and Other Approvals. IBG shall have received approvals and consents, on terms and conditions reasonably acceptable to IBG, as may be required (A) by applicable law from all applicable Governmental Authorities, including the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”) and the Texas Department of Banking, and (B) from all third parties, in each case, in connection with this Agreement and any other agreement contemplated hereby, and with the consummation of the transactions contemplated hereby and thereby, and all applicable waiting periods shall have expired. Such approvals and consents shall not have imposed, in the reasonable judgment of IBG, any material requirement upon IBG or the IBG Subsidiaries, including any requirement that IBG sell or dispose of any significant amount of its assets or any IBG Subsidiary. Neither such approvals or consents, nor any of the transactions contemplated hereby, shall have been contested or threatened to be contested by any Governmental Authority or by any other third party (except shareholders asserting statutory dissenters’ appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, IBG may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

Section 8.05. No Litigation. No action shall have been taken, and no statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger Agreement, the Bank Merger Agreement or the Subsequent Merger Agreement, or the transactions contemplated hereby or thereby, by any Governmental Authority, including by means of the entry of a preliminary or permanent injunction, that would (A) make this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, illegal, invalid or unenforceable, (B) require the divestiture of a material portion of the assets of CGI, (C) impose material limits on the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, (D) otherwise result in a Material Adverse Change, or (E) if the consummation of this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby, subject or could reasonably be expected to subject IBG or any IBG Subsidiaries, or any officer, director, shareholder or employee of IBG or any IBG Subsidiaries, to criminal or civil liability. No action or proceeding by or before any Governmental Authority or by any other person shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (A) through (E) above.

Section 8.06. No Material Adverse Change. There shall have been no Material Adverse Change in CGI or UCB since March 31, 2012.

Section 8.07. Minimum CGI Tangible Equity and ALLL. As of the Closing Date, the CGI Tangible Equity, after any Section 1.05(F) Distribution, shall be at least $7,050,000. If the

CGI Tangible Equity is less than $7,050,000 on the Closing Date, then solely for purposes of determining whether this condition has been satisfied, any unrecognized gain in the AFS Securities as of the Closing Date shall be included in the calculation of the CGI Tangible Equity up to an amount equal to the difference between (i) $7,050,000, less (ii) the actual amount of CGI Tangible Equity on the Closing Date. As of the Closing Date, the Allowance for Loan and Lease Losses of UCB shall be at least $1,400,000.

Section 8.08. Shareholder Approvals. The holders of at least the minimum number of shares of the CGI Stock necessary under applicable law to approve this Agreement, the Merger, the Merger Agreement, and all other agreements contemplated hereby, shall have approved this Agreement, the Merger, the Merger Agreement, and all other agreements contemplated hereby, and the holders of no more than five percent of the shares of CGI Stock shall have exercised their statutory dissenters’ rights under the TBOC.

Section 8.09. Termination of Employee Benefit Plans. All Employee Plans shall have been terminated in accordance with the respective terms of such Employee Plans, the Code, ERISA and all other applicable laws and regulations and the affected participants shall have been notified of such terminations. All of the CGI Stock Obligations shall have been terminated.

Section 8.10. Releases, Support Agreements, and Resignations. IBG shall have received executed Releases and Support Agreements as provided in Sections 5.17 and 5.19, respectively, and the resignations of each of the directors of CGI and UCB, effective as of the Closing Date.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.01. Right of Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Effective Time (except as otherwise set forth in this Section 9.01), whether before or after approval by the CGI shareholders as follows, and in no other manner:

A. By the mutual written consent of CGI and IBG, duly authorized by the CGI Board and the IBG Board, respectively.

B. By either CGI or IBG (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if the conditions precedent to such party’s obligations to close specified in ARTICLES VII and VIII, respectively, shall not have been satisfied on or before November 30, 2012; provided, however if conditions precedent have not been satisfied because approval of this Agreement or any other agreement contemplated hereby has not been received from any Regulatory Agency whose approval is required to consummate such transactions, either CGI or IBG can unilaterally extend such deadline by up to 30 days by providing written notice thereof to the other.

C. By either IBG or CGI if any of the transactions contemplated by this Agreement or any other agreement contemplated hereby are disapproved by any Regulatory Agency whose approval is required to consummate such transactions or if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting this Agreement or any other agreement contemplated hereby, or the transactions contemplated hereby or thereby and such order, decree, ruling or other action shall have been final and nonappealable.

D. By IBG if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement or any other agreement contemplated hereby.

E. By IBG if there shall have been any Material Adverse Change in CGI or UCB.

F. By IBG, if CGI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or any other agreement contemplated hereby, and such failure shall not have been cured within a period of thirty (30) calendar days after written notice from IBG.

G. By CGI, if IBG shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement or any other agreement contemplated hereby, and such failure shall not have been cured within a period of thirty (30) calendar days after written notice from CGI.

H. By IBG, in accordance with the provisions of Section 5.13 (Environmental Investigation)

Section 9.02. Notice of Termination. The power of termination provided for by Section 9.01 may be exercised only by a notice given in writing, as provided in Section 11.07.

Section 9.03. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to the provisions of Sections 9.01A, 9.01B, 9.01C, 9.01D, 9.01E, or 9.01H, no party to this Agreement shall have any further liability or obligation in respect of this Agreement, except that the provisions of ARTICLE X, this Section 9.03, Section 11.01 and Section 11.02 shall survive any termination and abandonment of the Agreement. In the event of the termination of this Agreement pursuant to the provisions of Sections 9.01F or 9.01G, the non breaching party shall be entitled to all remedies available to it at law or in equity.

ARTICLE X

CONFIDENTIAL INFORMATION

Section 10.01. Definition of “Recipient,” “Disclosing Party” and “Representative”. For purposes of this Article X, the term “Recipient” shall mean the party receiving the Subject Information (as such term is defined in Section 10.02) and the term “Disclosing Party” shall mean the party furnishing the Subject Information. The terms “Recipient” or “Disclosing Party,” as used herein, include: (A) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (B) any Affiliate the Recipient or the Disclosing Party, as the case may be. The term “Representative,” as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of the Recipient or the Disclosing Party, as the case may be. The term “person” as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, Governmental Authority or individual.

Section 10.02. Definition of “Subject Information”. For purposes of this Article X, the term “Subject Information” shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being non public, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term “Subject Information” shall not include information that (A) was already in the Recipient’s possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (B) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (C) becomes available to the Recipient on a non confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

Section 10.03. Confidentiality. Each Recipient hereby agrees that the Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and any other agreement contemplated hereby, and that the Subject Information will be kept confidential by the Recipient and the Recipient’s Representatives; provided, however, that (A) any of such Subject Information may be disclosed to the Recipient’s Representatives (including the Recipient’s accountants, attorneys and investment bankers) who need to know such Subject Information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such Subject Information and that the Recipient shall direct and cause such persons to treat such Subject Information confidentially); (B) any of such Subject Information may be disclosed by a Recipient who has been ordered by a court to do so or is required by law to do so provided Recipient has notified the Disclosing Party prior to such disclosure and cooperates with the Disclosing Party if the Disclosing Party elects to pursue legal means to contest and avoid the disclosure; and (C) any disclosure of such Subject Information may be made to which the Disclosing Party expressly consents in writing prior to any such disclosure by Recipient. Each Recipient hereby agrees that it will not use the Subject Information to solicit customers from the Disclosing Party.

Section 10.04. Securities Law Concerns. Each Recipient hereby acknowledges that the Recipient is aware, and the Recipient will advise the Recipient’s Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 10.05. Return of Subject Information. In the event of termination of this Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information, other than information contained in any application, notice or other document filed with any Governmental Authority and not returned to the Recipient by such Governmental Authority. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any Governmental Authority.

ARTICLE XI

MISCELLANEOUS

Section 11.01. No Survival of Representations and Warranties. The parties hereto agree that all of the representations, warranties and covenants contained in this Agreement shall terminate and be extinguished at Closing, except for those covenants that specifically require performance after the Closing. Nothing in this Section 11.01 shall limit or otherwise affect the remedies available to IBG with respect to a cause of action arising out of an intentional misrepresentation against the person who made such intentional misrepresentation.

Section 11.02. Expenses. Except as specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and all agreements and documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, shall be borne and paid by the party incurring such costs or expenses.

Section 11.03. Brokerage Fees and Commissions. IBG hereby represents to CGI that no agent, representative or broker has represented IBG or Independent Bank in connection with the transactions described in this Agreement. CGI shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of IBG or Independent Bank, and IBG hereby agrees to indemnify and hold harmless CGI for any amounts owed to any agent, representative or broker of IBG or Independent Bank. CGI hereby represents to IBG that no agent, representative or broker has represented CGI or UCB in connection with the transactions described in this Agreement. IBG shall have no responsibility or liability for any other fees, expenses or commissions payable to any agent, representative or broker of CGI or UCB and CGI hereby agrees to indemnify and hold harmless IBG for any amounts owed to any other agent, representative or broker of CGI or UCB.

Section 11.04. Entire Agreement. This Agreement (including the documents and instruments referred to herein) and the other agreements, documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof, and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

Section 11.05. Further Cooperation. The parties agree that they will, at any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

Section 11.06. Severability. If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions of this Agreement shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 11.07. Notices. All payments (other than payments at the Closing), notices, requests, claims, demands, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party shall be in writing; and may be delivered personally, by nationally-recognized overnight courier service, by United States mail, or by e-mail or facsimile transmission, to such party at the address or transmission numbers set forth below:

A. If given to CGI, or to an officer thereof, in such officer’s official capacity, at CGI’s mailing address or transmission number set forth below (or such address or transmission number as CGI may give notice to IBG by like notice):

Mr. John Jones

Chairman of the Board

The Community Group, Inc.

2100 FM 407

Highland Village, Texas 75077

Email: jjones@kinsmanventures.com

with a copy (which shall not constitute notice) to:

Sanford (Sandy) M. Brown, Esq.

Bracewell & Giuliani

1445 Ross Avenue, Suite 3800

Dallas, Texas 75202

Email: Sanford.Brown@bgllp.com

B. If given to IBG, or to an officer thereof, in such officer’s official capacity, at IBG’s mailing address or transmission number set forth below (or such address or transmission number as IBG may give notice to CGI by like notice):

Mr. David Brooks

Independent Bank Group, Inc.

1600 Redbud Blvd., Suite 400

McKinney, TX 75069

Facsimile: 972-562-5496

Email: drbrooks@independent-bank.com

with a copy (which shall not constitute notice) to:

Mark Haynie, Esq.

Haynie Rake & Repass, P.C.

14643 Dallas Parkway, Suite 550

Dallas, Texas 75254

Facsimile: (972) 716-1850

Email: mark@hrrpc.com

Any notice given pursuant to this Agreement shall be effective (i) in the case of personal delivery, e-mail or facsimile transmission, when received; (ii) in the case of mail, upon the earlier of actual receipt or three (3) business days after deposit with the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (iii) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to the courier service together with all appropriate fees or charges and instructions for overnight delivery.

Section 11.08. GOVERNING LAW; VENUE. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES SUBJECT TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS. IN THE EVENT OF A DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE PARTIES IRREVOCABLY AGREE THAT VENUE FOR SUCH DISPUTE SHALL LIE EXCLUSIVELY IN ANY COURT OF COMPETENT JURISDICTION IN COLLIN COUNTY, TEXAS.

Section 11.09. Multiple Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. An e-mail, facsimile or other electronic transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Section 11.10. Certain Definitions.

A. “Affiliate” means any business entity, bank, or person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as used with respect to any business entity, bank, or person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

B. “Best Knowledge” means the actual knowledge of executive officers of IBG or CGI, as applicable, with respect to a particular matter, after reasonable inquiry.

C. “Environmental Laws” means any applicable federal, state, or local laws or regulations, codes, or ordinances, now in effect and in each case as amended to date, including any judicial or administrative order, consent decree, judgment relating to pollution or protection of public or employee health or safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq.; the Hazardous Materials Transportation Authorization Act, as amended 49 U.S.C. § 5101, et. seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. § 6901, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1201, et. seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601, et. seq.; the Clean Air Act, 42 U.S.C. §7401, et. seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f. et. seq.

D. “Governmental Authority” means any United States or foreign federal, state or local court, administrative agency, commission or other governmental authority, Regulatory Agency or instrumentality thereof, in each case, of competent jurisdiction.

E. “Hazardous Material” means any pollutant, contaminant, chemical, or toxic or hazardous substance, constituent, material or waste, or any other chemical, substances, constituent or waste including petroleum, including crude oil or any fraction thereof, or any petroleum product, defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any Environmental Laws, or which is in any way regulated as hazardous or toxic by any federal, state or local government authority, agency or instrumentality, including mixtures thereof with other materials, and including any regulated building materials such as asbestos and lead, provided, notwithstanding the foregoing or any other provision in this Agreement to the contrary, the words “Hazardous Material” shall not mean or include any such Hazardous Material used, generated, manufactured, stored, disposed of or otherwise handled in normal quantities in the ordinary course of the business of the Bank in compliance with all Environmental Laws, or such that may be naturally occurring in any ambient air, surface water, ground water, land surface or subsurface strata.

F. “Investment Securities” means a security held by UCB and reflected as an asset of UCB in accordance with RAP.

G. “Material Adverse Change” means any material adverse change in the financial condition, assets, properties, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations other than, in each case, any change, circumstance, event or effect relating to (i) any change occurring after the date hereof in any federal or state law, rule or regulation, which change affects banking institutions and their holding companies generally, including any change affecting the Deposit Insurance Fund administered by the FDIC, or (ii) changes in general economic, legal, regulatory or political conditions affecting financial institutions generally, including changes in interest rates.

H. “Property” or “Properties” means all real property owned or leased by CGI or UCB, including to properties that UCB has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

I. “Regulatory Agency” means (i) the Securities and Exchange Commission, (ii) any self-regulatory organization, (iii) the Board of Governors of the Federal Reserve System, (iv) the Federal Deposit Insurance Corporation, (v) Texas Department of Banking, (vi) the Office of the Comptroller of the Currency, or (vii) any other federal or state governmental or regulatory agency or authority.

J. “Subsidiary” means, when used with reference to any entity, any corporation, a majority of the outstanding voting securities of which are owned, directly or indirectly, by such entity or any partnership, joint venture or other enterprise in which such entity has, directly or indirectly, any equity interest.

Section 11.11. Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which such other party may be entitled, at law or in equity.

Section 11.12. Attorneys’ Fees and Costs. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

Section 11.13. Rules of Construction. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. Each use herein of the masculine, neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as is otherwise appropriate. The word “or” is used in the inclusive sense. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors or assigns.

Section 11.14. Binding Effect; Assignment. All of the terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective heirs, successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other party. Any assignment made or attempted in violation of this Section 11.14 shall be void and of no effect.

Section 11.15. Public Disclosure. None of IBG, Independent Bank, CGI or UCB will make, issue or release, or cause to be made, issued or released, any announcement, statement, press release, acknowledgment or other public disclosure of the existence, terms, conditions or status of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties to this Agreement. Notwithstanding the foregoing, IBG and CGI, upon prior notice to the other party, will be permitted to make (i) disclosure to their own officers, directors, employees and shareholders, and (ii) any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

Section 11.16. Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension of waiver shall be valid only if set forth in a written instrument signed on behalf of such party in the manner provided in Section 11.17, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.17) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

Section 11.17. Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after approval of this Agreement by the CGI shareholders; provided, however, that after the approval of this Agreement by the CGI shareholders, there shall not be, without the further approval of the CGI shareholders, any amendment of this Agreement that decreases the consideration to be paid for the CGI Stock pursuant to Section 1.05 that materially and adversely affects the rights of the CGI shareholders hereunder. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 11.18. Delivery of Schedules. In order to provide for the prompt execution of this Agreement, the parties hereto agree that with respect to the Schedules to this Agreement:

A. CGI shall deliver full and complete originals of all of the Schedules described in this Agreement to IBG within five (5) business days after the date of this Agreement.

B. IBG will have two (2) business days after receipt of the Schedules to this Agreement to review such Schedules to determine whether they are in form and substance satisfactory to IBG in its sole discretion. If such Schedules are satisfactory, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with their respective rights and obligations hereunder. If such Schedules are not satisfactory to IBG, in its sole discretion, IBG shall immediately notify CGI and CGI shall have one (1) business day to cure any identified objections and deliver revised Schedules to IBG. If, after such revised Schedules, if any, have been delivered to IBG and if such revised Schedules are not satisfactory to IBG, in its sole discretion, IBG shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing CGI notice of such termination no later than 5:00 p.m., Dallas, Texas time on the second business day after receipt of the Schedules, or the revised Schedules, as applicable.

C. IBG shall deliver full and complete originals of all of the Schedules described in this Agreement to CGI within five (5) business days after the date of this Agreement.

D. CGI will have two (2) business days after receipt of the Schedules to this Agreement to review such Schedules to determine whether they are in form and substance satisfactory to CGI in its sole discretion. If such Schedules are satisfactory, then this Agreement shall remain in full force and effect and the parties shall proceed in accordance with their respective rights and obligations hereunder. If such Schedules are not satisfactory to CGI, in its sole discretion, CGI shall immediately notify IBG and IBG shall have one (1) business day to cure any identified objections and deliver revised Schedules to CGI. If, after such revised Schedules, if any, have been delivered to CGI and if such revised Schedules are not satisfactory to CGI, in its sole discretion, CGI shall have the unconditional right to terminate this Agreement and all of its obligations hereunder by providing IBG notice of such termination no later than 5:00 p.m., Dallas, Texas time on the second business day after receipt of the Schedules, or the revised Schedules, as applicable.

[Signature Page Follows]

[Signature Page To Agreement and Plan of Reorganization]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board

THE COMMUNITY GROUP, INC.

By:	/s/ John Jones
John Jones
Chairman of the Board